                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (Amendment No. __)


Filed by the Registrant [  ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [ ]  Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


Synthetic Industries L.P.
------------------------------------------------
(Name of Registrant as Specified in Its Charter)

Charlene E. Sutherland
-----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3)  Per unit price or other underlying value of transaction applies:

     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:



     (2)  Form, schedule or registration statement no.:



     (3)  Filing party:



     (4)  Date filed:

                           CHARLENE E. SUTHERLAND
                         4512 BIRD OF PARADISE LANE
                            LA MESA, CA  91941
                          E-MAIL:  char@adnc.com

                                May [ ], 1998


TO:  LIMITED PARTNERS OF SYNTHETIC INDUSTRIES, L.P.

Re:  REMOVAL OF GENERAL PARTNER AND DISSOLUTION OF SYNTHETIC INDUSTRIES, L.P.

Dear Limited Partners:

As a limited partner of Synthetic Industries, L.P. (the "Partnership"), I am soliciting your proxy to authorize me to execute on behalf of limited partners a written consent to the removal of the Partnership's general partner, SI Management, L.P., the dissolution of the Partnership, and the winding up of the Partnership under the stewardship of an independent liquidating trustee. I believe such a course of action will maximize the return to limited partners within the shortest practical time frame.

Like many of you, I have been a limited partner since the inception of the Partnership. As a licensed securities principal, registered representative, and certified financial planner, I believed that the Partnership represented a sound investment. In 1993, control of the Partnership's general partner was acquired by members of management of Synthetic Industries, Inc. (the "Company"). At that time, the Partnership owned 100% of the Company.

Since management of the Company acquired control of the Partnership, I have been concerned about the inherent conflict between the interests of the management of the Company and the interests of the Partnership and its limited partners. Since 1994, the general partner has sanctioned, and in some cases affirmatively approved on behalf of the Partnership, actions by the
Company that I believe have been harmful to the Partnership.   Most recently,
the general partner proposed a plan of withdrawal and dissolution (the "GP Plan"), described in a proxy statement dated September 19, 1997. The GP Plan, by its very design, would have forced the Partnership and its limited partners to forfeit any possible premium over current market prices that the Partnership might be able to obtain in a sale of control of the Company.

The GP Plan has been enjoined by the Court of Chancery of the State of Delaware and by the United States District Court for the Northern District of California.

I believe that, if the Partnership's controlling block of stock in the Company were diligently marketed, it is likely that one or more buyers will be willing to pay a significant premium over market price for the stock. However, in view of what I see as an inherent conflict of interest faced by the general partner, I do not believe the general partner will ever take the steps necessary to identify and implement any change of control transaction that might provide the Partnership and limited partners with an opportunity to obtain a premium for the Partnership's controlling interest in the Company. I believe only an independent liquidating trustee will diligently pursue such a transaction.

For these and other reasons, which are more fully discussed in the accompanying Proxy Statement, I am proposing that limited partners exercise their contractual and statutory rights to remove the general partner, to dissolve the Partnership, to elect a liquidating trustee (the "Trustee") and to adopt a plan of dissolution pursuant to which the Trustee will seek to maximize the value of the Partnership's stock ownership of the

Company. I believe this plan (the "Proposed Dissolution") will optimize limited partners' chances of maximizing in the shortest practical time frame their return on their investment in the Partnership.

Please review carefully the accompanying Proxy Statement, which describes in detail the Proposed Dissolution. Please do not hesitate to call [name], my proxy solicitation agent, at [telephone number] to discuss the plan described in the Proxy Statement.

Very truly yours,

/s/ Charlene E. Sutherland
--------------------------
Charlene E. Sutherland

-------------------------------------------------------------------------------

   PROXY STATEMENT TO THE LIMITED PARTNERS OF

   SYNTHETIC INDUSTRIES, L.P.

   by

   Charlene E. Sutherland
   4512 Bird of Paradise Lane
   La Mesa, CA 91941
   e-mail:  char@adnc.com

-------------------------------------------------------------------------------

     You are being sent this Proxy Statement by Charlene E. Sutherland ("Sutherland"), a limited partner in Synthetic Industries, L.P., a Delaware limited partnership ( the "Partnership"), to describe a proposed plan of dissolution of the Partnership and to solicit your proxy to authorize Sutherland to execute a written consent in favor of the proposed plan of dissolution. The plan of dissolution proposed by Sutherland is an alternative to a plan of withdrawal and dissolution proposed by the Partnership's general partner (the "GP Plan") and described in a Joint Proxy Statement and Prospectus dated September 19 1997. The GP Plan has been preliminarily enjoined by the Court of Chancery of the State of Delaware and by the United States District Court for the Northern District of California.

     The plan of dissolution proposed by Sutherland and described in this Proxy Statement involves the following four principal actions: (1) the removal of S.I. Management L.P. as the Partnership's sole general partner, which under the terms of the partnership agreement would automatically dissolve the Partnership after 90 days, (2) the determination by a majority in interest of limited partners to dissolve the Partnership immediately, (3) the election of [name] as a statutory liquidating trustee (the "Trustee") pursuant to Section 17-803(a) of the Delaware Revised Uniform Limited Partnership Act (the "Act") and (4) the approval of a plan of dissolution to direct the Trustee in connection with settling the business and affairs of the Partnership. In addition, limited partners must select a special counsel to render an opinion required by the partnership agreement as a condition to the right of limited partners to consent to or vote on the proposed dissolution and must also approve the opinion rendered by such counsel. In this Proxy Statement, the term "Proposed Dissolution" refers to the plan of dissolution as a whole, including the approval of the dissolution of the Partnership, the removal of the general partner, the appointment of the Trustee, the adoption of the plan of dissolution, the selection of special counsel, and the approval of the opinion rendered by special counsel.

     For the Proposed Dissolution described in this Proxy Statement to be adopted, the holders of a majority of the Partnership's outstanding limited partnership interests must give their proxies to Sutherland. Sutherland intends to execute a written consent to the Proposed Dissolution as soon as practicable after receiving the necessary proxies from the holders of at least a majority of the Partnership's outstanding limited partnership interests. The Partnership has outstanding 800 units of limited partnership interest held by approximately 1,850 limited partners. Under Delaware law and the Partnership Agreement, there is no specified time by which proxies to execute a written consent must be submitted. Sutherland intends at present to solicit proxies until she receives proxies from the holders of at least a majority in interest of the outstanding limited partnership interests. However, Sutherland reserves the right to abandon the solicitation of proxies in the event she determines (i) that she will be unable to obtain sufficient proxies to enable her to execute a written consent in favor of the Proposed Dissolution or (ii) that an alternative transaction has arisen that Sutherland believes would be comparable to the Proposed Dissolution in benefit to limited partners.

     If you grant a proxy to Sutherland, you may revoke your proxy at any time prior to the execution and delivery to the Partnership of a written consent in favor of the Proposed Dissolution on behalf of holders of a majority of the outstanding limited partnership interests. To revoke your proxy, you must send to the Solicitation Agent (at the address set forth herein) a letter or other written notice stating your name and that you wish to revoke a previously executed proxy. Any such letter or other written notice must be executed and bear a later date than your previously filed proxy.

     Sutherland has retained [name] (the "Solicitation Agent") to assist in the solicitation of proxies. To request additional copies of this Proxy Statement, please contact [name] at the following address:

                               [insert address]

     This Proxy Statement is dated [May __], 1998. It is first being sent to limited partners of the Partnership on or about [May __], 1998.



-------------------------------------------------------------------------------

   YOU ARE URGED TO GRANT YOUR PROXY TO SUTHERLAND TO CONSENT TO THE PROPOSED DISSOLUTION BY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY IN THE ENVELOPE THAT HAS BEEN INCLUDED FOR YOUR CONVENIENCE.

   PLEASE RESPOND.  YOUR PROXY IS IMPORTANT.

-------------------------------------------------------------------------------

QUESTIONS AND ANSWERS ABOUT THE PROPOSED DISSOLUTION

Q.   WHO IS SUTHERLAND?
     Like you, Charlene E. Sutherland is a limited partner of the Partnership. She beneficially owns two quarter-units of limited partnership interest. She acquired one of her quarter-units in the Partnership's original sale of limited partnership interests, and she acquired her other quarter-unit on the secondary market. She is a licensed securities principal, a registered representative, a certified financial planner, and a licensed tax practitioner in the State of California. Her father-in-law, Judge Kenneth
     E. Sutherland, owns one-quarter of a unit, and certain of her clients own in the aggregate four and three-quarters units.

Q.   WHAT IS THE PROPOSED TRANSACTION?
     The transaction proposed is to dissolve and liquidate the Partnership in a manner intended to maximize the return to limited partners. Under Sutherland's Proposed Dissolution, a majority in interest of limited partners will exercise their right under the partnership agreement to remove the general partner and to dissolve the Partnership. Although removal of the general partner would cause the automatic dissolution of the Partnership after the expiration of 90 days, by also dissolving the Partnership by consent of the limited partners, the effective date of dissolution will be the same as the date on which the general partner is removed. At the same time, limited partners will elect [name] as a liquidating trustee to liquidate the Partnership's assets in accordance with a plan of dissolution approved by the limited partners.

Q.   WHAT WILL THE TRUSTEE DO?
     The Partnership owns a controlling interest in Synthetic Industries, Inc. (which we refer to as the "Company"). Sutherland believes that the Partnership can sell its controlling interest to another person, or can assist another person in acquiring control of the Company by using its controlling interest to approve a merger, sale of assets or other similar transaction. In transactions involving a change of control of a company, the price paid for the stock of the company typically exceeds the prevailing market price for the company's stock. The difference between the market price and the price paid in a change of control transaction is commonly referred to as a "control premium." The Trustee will seek to obtain such a control premium for the Partnership. In 1997, in connection with transactions in which 100% of a company was acquired, the average control premium paid for companies in all industries was approximately 35% more than the market price prior to announcement of the change of control transaction. Of course, there is no assurance that a control premium of that magnitude, or any control premium, can be obtained in connection with the Proposed Dissolution.

Q.   WHY IS SUTHERLAND PROPOSING THE DISSOLUTION?
     The existing general partner is closely affiliated with management of the Company. Sutherland believes the existing general partner has breached its fiduciary duties to the Partnership and the limited partners by putting the interests of the Company's management ahead of the interests of the Partnership and its limited partners. In particular, the existing general partner has consistently failed to explore ways of obtaining a control premium for the Partnership's controlling interest in the Company. In addition, Sutherland believes that the existing general partner (i) has diluted the Partnership's interest in the Company by permitting a public offering of stock by the Company at a price well below the fair value of the stock, (ii) has permitted the Company to implement various measures designed to impede a change of control and thereby entrench existing management, (iii) has tried to dispose of the Partnership's controlling stock interest in a public offering that would not capture any premium and
     (iv) has tried to implement a plan of dissolution that Sutherland believes would have harmed limited partners and that has currently been enjoined by the Delaware Court of Chancery as violative of the partnership agreement.

Q.   WHY DOES SUTHERLAND BELIEVE A CHANGE OF CONTROL TRANSACTION MAY BE
     POSSIBLE?

     An investigation had been conducted on Sutherland's behalf involving consultations with experts, investment bankers, and corporate managers. Based on this investigation, Sutherland has concluded that, if the Partnership's controlling block of stock in the Company is marketed, it is likely that one or more buyers will be willing to pay a significant premium over market price for the stock.

Q.   WHAT EFFECT WILL THE PROPOSED DISSOLUTION HAVE ON ME?
     If approved, the Proposed Dissolution will result in the termination of the Partnership. This will mean that the Partnership's property will be disposed of as soon as practicable pursuant to the Proposed Dissolution and the proceeds will be distributed to limited partners. If the Trustee cannot dispose of the Company's stock owned by the Partnership at a premium over its market value, the stock will be distributed to limited partners. In that case, you will be able to decide whether to retain the stock distributed to you or sell such stock in the open market.

Q.   HOW MUCH WILL I RECEIVE?
     There is no way to predict how much you will receive on dissolution of the Partnership. The type and amount of distribution will depend on the type of control premium transaction, if any, that the Trustee is able to structure. If such a transaction occurs, limited partners may receive cash or stock or other securities of a company that acquires the Partnership's stock in the Company. If no transaction providing a control premium occurs, then limited partners will receive a pro rata distribution of the Company's stock owned by the Partnership. In addition, the expenses of dissolution and liquidation will be paid by the Partnership. Such expenses will depend in part on the type of transaction that the Trustee is able to arrange, and accordingly they cannot be determined at present. They are
     expected to be in the range of [$    ]. Such expenses will reduce the
     amount distributed to limited partners. Thus, the actual value to be received in connection with the Proposed Dissolution cannot be determined at this time.


Q.   WHAT VOTE OF LIMITED PARTNERS IS REQUIRED TO APPROVE THE PROPOSED
     DISSOLUTION?
     The holders of at least a majority of the outstanding limited partnership interests must approve the Proposed Dissolution.

Q.   WHAT WILL HAPPEN TO THE GENERAL PARTNER'S INTEREST?
     Under the partnership agreement, upon the removal of the general partner, the general partner ceases to function as a general partner of the Partnership. The general partner's interest is automatically converted into that of a special limited partner entitled only to certain distributions, and having no voting rights. In addition, the Partnership has the option to purchase the general partner's interest, subject to the general partner's right to retain a 7.5% interest in the Partnership after the limited partners receive their Priority Return. The Proposed Dissolution contemplates that the Trustee will cause the Partnership to exercise its option to purchase the general partner's interest.

Q. AM I ENTITLED TO APPRAISAL RIGHTS? Neither Delaware law nor the Partnership Agreement provides limited partners with appraisal rights in connection with dissolution of the Partnership or the sale or other disposition of its assets. In the event that a transaction implemented by the Trustee would involve a limited partnership roll-up under federal law, appraisal rights may be made available in connection with such a transaction.

Q.   WILL I HAVE A VOTE ON ANY DISPOSITION OF PARTNERSHIP ASSETS?
     Probably not. Approval of the Proposed Dissolution will authorize the Trustee to dispose of the Partnership's assets in whatever transaction the Trustee determines in its discretion will provide the greatest value to the Partnership and its partners. It is possible, however, that the Trustee could enter into certain transactions, such as a merger of the Partnership into another entity, that may be subject to federal law regulating limited partnership roll-ups, and that may require approval by a vote of the limited partners.


Q.   WHAT DO I NEED TO DO NOW?
     If you are in favor of the Proposed Dissolution described in this Proxy Statement, you must execute and return to Sutherland the form of proxy accompanying this Proxy Statement. If you abstain from granting a proxy, you will in effect be voting against the Proposed Dissolution.

Q.   WHEN DO YOU EXPECT THE PROPOSED DISSOLUTION TO BE COMPLETED?
     Sutherland cannot predict whether or when sufficient proxies will be received to effect the Proposed Dissolution. However, if it is effected, the Trustee will endeavor to identify, enter into and consummate a change of control transaction as soon as practicable. It is not possible to predict how long it may take the Trustee to do so or to determine that such a transaction is not reasonably likely to occur. It is also possible that even if such a transaction is entered into soon after the Proposed Dissolution is effected, other circumstances, such as the need for regulatory approvals, any litigation instituted challenging the Proposed Dissolution, a material adverse change in the business prospects of the Company or a material adverse change in the economy generally, may delay implementation of any change of control transaction.

Q.   WHAT HAPPENS IF THE TRUSTEE CANNOT STRUCTURE A CHANGE OF CONTROL
     TRANSACTION?
     If after having attempted to identify and structure a change of control transaction the Trustee determines that it is not reasonably likely that any such transaction can be effected, the Trustee will as soon thereafter as practical dispose of shares of the Company's common stock in order to discharge the Partnership's obligations and distribute remaining shares pro rata to partners.

Q. WHERE CAN I FIND MORE INFORMATION ABOUT THE PARTNERSHIP AND SYNTHETIC INDUSTRIES, INC.?
     You may obtain more information from various sources described under "Where You Can Find More Information" on page [__] of this Proxy Statement.

                                  TABLE OF CONTENTS

Questions and Answers About the Proposed Dissolution . . . . . . . . . . . .  3

Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     Charlene E. Sutherland  . . . . . . . . . . . . . . . . . . . . . . . . 11

     The Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     The General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . 12

     Synthetic Industries, Inc.  . . . . . . . . . . . . . . . . . . . . . . 12

     Background and Purpose of the Proposed Dissolution  . . . . . . . . . . 12

          Lack of Distributions  . . . . . . . . . . . . . . . . . . . . . . 12

          Failure of General Partner to Protect the Interests of Limited
          Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

          Failure of General Partner to Seek Out a Control Premium . . . . . 13

          Attractiveness of the Company as an Acquisition Candidate  . . . . 14

          General Partner Hindered by Conflicts of Interests . . . . . . . . 14

          Need for Independent Trustee . . . . . . . . . . . . . . . . . . . 14

     Proposed Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . 14

     Consent to the Proposed Dissolution . . . . . . . . . . . . . . . . . . 16

     Selection and Approval of Opinion of Counsel  . . . . . . . . . . . . . 16

     Conditions to the Proposed Dissolution  . . . . . . . . . . . . . . . . 16

     Summary of Certain United States Income Tax Considerations  . . . . . . 16

     Expenses of the Proposed Dissolution  . . . . . . . . . . . . . . . . . 17

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     Possible Lack of Change of Control Transaction  . . . . . . . . . . . . 18

     Possible Opposition by the Company  . . . . . . . . . . . . . . . . . . 18

     Possible Failure to Approve Proposed Dissolution  . . . . . . . . . . . 18

     Possible Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                       7



     Risk of Amount Due General Partner  . . . . . . . . . . . . . . . . . . 19

     Possible Decline of Market Price for the Company's Stock  . . . . . . . 20

     Certain Tax Risks and Possible Tax Gain . . . . . . . . . . . . . . . . 20

     Possible Need for Additional Limited Partner Vote . . . . . . . . . . . 21

     Possible Delay in Liquidation . . . . . . . . . . . . . . . . . . . . . 21

The Proposed Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     Removal of General Partner  . . . . . . . . . . . . . . . . . . . . . . 22

     Dissolution of the Partnership  . . . . . . . . . . . . . . . . . . . . 22

     Appointment of Independent Liquidating Trustee  . . . . . . . . . . . . 22

     Approval of Plan of Dissolution . . . . . . . . . . . . . . . . . . . . 22

     No Assurance of Change of Control Transaction . . . . . . . . . . . . . 23

     Principal Intended Benefits . . . . . . . . . . . . . . . . . . . . . . 23

     Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

     Background and Purpose of the Proposed Dissolution  . . . . . . . . . . 24

          Lack of Distributions  . . . . . . . . . . . . . . . . . . . . . . 24

          Failure of General Partner to Protect the Interests of Limited
          Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

          Failure of General Partner to Seek Out a Control Premium . . . . . 26

          Attractiveness of the Company as an Acquisition Candidate  . . . . 26

          General Partner Hindered by Conflicts of Interests . . . . . . . . 26

          Need for Independent Trustee . . . . . . . . . . . . . . . . . . . 27

     Conditions to the Plan of Dissolution . . . . . . . . . . . . . . . . . 27

     Expenses of the Plan of Dissolution . . . . . . . . . . . . . . . . . . 27

     Solicitation of Proxies from Limited Partners . . . . . . . . . . . . . 28

     Market Price for Units  . . . . . . . . . . . . . . . . . . . . . . . . 28

Proxy Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

     Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

     Consent Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

                                       8


     Probable Lack of Appraisal Rights . . . . . . . . . . . . . . . . . . . 30

     Partnership Units and Principal Holders Thereof . . . . . . . . . . . . 30

The Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

Selected Financial Data Concerning the Partnership . . . . . . . . . . . . . 31

Certain Federal Income Tax Considerations  . . . . . . . . . . . . . . . . . 32

     Classification as a Partnership . . . . . . . . . . . . . . . . . . . . 33

     Principles of Partnership Taxation Applicable to the Proposed
     Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

     Treatment of a Distribution . . . . . . . . . . . . . . . . . . . . . . 35

     Treatment of Repayment of Partnership Liabilities and Plan Costs  . . . 35

     Other Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

     State and Other Tax Matters . . . . . . . . . . . . . . . . . . . . . . 35

Summary of Certain Provisions of the Partnership Agreement . . . . . . . . . 36

     Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

     Allocation of Profits, Losses and Distributions, Priority Return. . . . 36

     Voting Rights of Limited Partners . . . . . . . . . . . . . . . . . . . 37

     Removal, Withdrawal, Bankruptcy, Insolvency, Dissolution,
          Retirement or Resignation of the General Partner . . . . . . . . . 38

     Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

About the Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

Interest of Certain Persons in the Solicitation. . . . . . . . . . . . . . . 38

     Charlene E. Sutherland. . . . . . . . . . . . . . . . . . . . . . . . . 38

     The Mills Law Firm. . . . . . . . . . . . . . . . . . . . . . . . . . . 39

     Smith, Katzenstein & Furlow LLP . . . . . . . . . . . . . . . . . . . . 40

Summary of Certain Pending Litigation. . . . . . . . . . . . . . . . . . . . 40

     Delaware Court of Chancery  . . . . . . . . . . . . . . . . . . . . . . 40

     United States District Court for the Northern District of California. . 42

Financial Information about the Partnership. . . . . . . . . . . . . . . . . 44

                                       9


Where You can Find More Information. . . . . . . . . . . . . . . . . . . . . 45


Exhibits

     Exhibit A     Plan of Dissolution

     Exhibit B     Opinion of [name]

     Exhibit C     Form 10-K for Synthetic Industries, L.P. for the fiscal year ending September 30, 1997

     Exhibit D     Form 10-Q for Synthetic Industries, L.P. for the quarter
                      ending December 31, 1997


                                      SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND THE PROPOSED DISSOLUTION FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE PARTNERSHIP, SYNTHETIC INDUSTRIES, INC., AND THE METHOD OF IMPLEMENTING THE PROPOSED DISSOLUTION, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT AND THE DOCUMENTS TO WHICH YOU ARE REFERRED.


CHARLENE E. SUTHERLAND

     Charlene E. Sutherland is a limited partner of the Partnership. She owns two quarter-units of limited partnership interest. She acquired one of her quarter-units in the Partnership's original offering of units, and she acquired her other quarter-unit in the secondary market. She is a certified financial planner and licensed tax practitioner in the State of California. Since January of 1990 she has been a registered representative and a principal of a major registered broker-dealer on an independent contractor basis. From 1986 to 1990, Sutherland was a registered representative with Integrated Resources Equity Corp., on an independent contractor basis. From 1979 to 1985, she was employed by Equitec Securities Corp., as a senior account executive.

     From 1990 to 1991, Sutherland served on the board of directors of the American Association of Limited Partners, a lobbying group directly associated with drafting the Limited Partnership Rollup Reform Act of 1993. Between 1987 and 1990, Sutherland served as the producer and moderator of a local public-access-cable, non-commercial television show called Wealth Management, an informational show for investors.

     Sutherland's father-in-law, Judge Kenneth E. Sutherland, owns one-quarter unit in the Partnership, and a number of her clients own in the aggregate another four and three-quarter units. As a limited partner, Sutherland had serious concerns about the lack of fairness to limited partners of the GP Plan. She sought to intervene in litigation involving the GP Plan in the United States District Court for the Northern District of California, and was permitted to intervene for a limited purpose. See "Summary of Certain Pending Litigation -- United States District Court for the Northern District of California."

     Although it is Sutherland who is soliciting proxies pursuant to this Proxy Statement, Sutherland's attorneys, The Mills Law Firm and Smith, Katzenstein & Furlow LLP, are advancing all expenses associated with the solicitation of proxies for the Plan of Dissolution, subject to being reimbursed by the Partnership if the Proposed Dissolution is approved. Sutherland's attorneys have financial incentive to cause the limited partners to receive the highest possible return for their investment in the Partnership. See "Interest of Certain Persons in the Solicitation."

THE PARTNERSHIP

     The Partnership is a Delaware limited partnership organized in 1986 for the purpose of acquiring Synthetic Industries, Inc. (the "Company"). An aggregate of 800 Units were issued for aggregate capital contributions of approximately $78.4 million, which were used to fund a portion of the purchase price for 100% of the stock of the Company. In November of 1996, the existing general partner permitted the Company to make a public offering of common stock that diluted the Partnership's ownership from 100% to approximately 67% of the Company's common stock. The Partnership owns no assets other than its approximately 67% of the outstanding common stock of the Company. Based on publicly available information, Sutherland believes that the Partnership's only liability consists of a note payable to the Company for costs incurred by the Company on the Partnership's behalf relating to the development of earlier restructuring proposals that were not carried through. Sutherland has not been able to determine the actual amount of such liability, but believes it to be at least $650,000, though it may be substantially higher.

THE GENERAL PARTNER

     The existing general partner of the Partnership is S.I. Management L.P., a Delaware limited partnership whose sole general partner is Synthetic Management G.P., a Georgia general partnership having five partners controlled, respectively, by Leonard Chill, Ralph Kenner, William Gardner Wright, Jr., and
W. Wayne Freed, who are each current executive officers of the Company, and Jon
P. Beckman, a former executive officer of and currently a paid consultant to the Company. The principal place of business of the general partner is located at 309 LaFayette Road, Chickamauga, Georgia 30707. The general partner's telephone number is (706) 375-3121.

SYNTHETIC INDUSTRIES, INC.

     The Company is a Delaware corporation founded in 1969 to produce polypropylene-based primary carpet backing. Since that time the Company's business has expanded into the manufacturing and sale of a full line of polypropylene-based industrial fabrics, specialty yarns and geotextiles. As a result of a public offering of common stock in November 1996, the Company currently has 8,656,250 shares of common stock outstanding, of which approximately 67% is owned by the Partnership. The Common Stock trades under the symbol "SIND" on the Nasdaq National Market.

     The principal executive office of the Company is located at 309 LaFayette Road, Chickamauga, Georgia 30707. The Company's telephone number is (706) 375-3121.

BACKGROUND AND PURPOSE OF THE PROPOSED DISSOLUTION

     LACK OF DISTRIBUTIONS. Since the inception of the Partnership, limited partners have received no distributions on their investment. By comparison, the persons controlling the general partner have received substantial benefits that include not only substantial salaries and bonuses from the Company but also a substantial number of options to acquire the Company's common stock at favorable exercise prices. According to the Company's financial reports, Messrs. Chill, Kenner, Wright, Freed, and Beckman collectively own 360,766 options to acquire Company stock at $10.72 per share. Sutherland estimates that, as of May 4, 1998, the collective value of these options was over $4.3 million (based on the May 4, 1998 stock price of $22.875 per share).

     FAILURE OF GENERAL PARTNER TO PROTECT THE INTERESTS OF LIMITED PARTNERS. Based on recent actions by the general partner Sutherland believes that the general partner has subordinated the interests of limited partners to those of the Company's management, some of whom control the general partner, and to the interests of the Company's public stockholders. In August of 1996, the general partner proposed to cause the Partnership to sell all of its stock in the Company in a public offering. Sutherland and many other limited partners, believing that such a sale was not in the best interest of the Partnership because the market had not been informed of a significant increase in the Company's earnings, opposed the sale. In the face of that limited partner opposition, largely organized and spearheaded by The Mills Law Firm on behalf of a number of limited partners, the general partner abandoned the proposed sale.

     Rather than diligently explore ways to enhance value for limited partners, the general partner permitted a public offering of stock by the Company in November of 1996 at approximately $13.00 per share and before the announcement of a significant improvement in the Company's earnings for the fourth quarter ending September 30, 1996. Shortly after public announcement of the Company's fourth quarter earnings, the price of the stock increased to approximately $20. A principal effect of the offering of stock by the Company was to dilute the Partnership's stock ownership from 100% to approximately 67%. By creating a 33% public stockholder minority, the Company (with the general partner's cooperation) made it more difficult for the Partnership to dispose of the Company as a whole. It also benefited holders of options to purchase stock of the Company, such as the persons who control the Partnership, by creating a public market that both gave greater value to the options and a ready market into which to sell shares acquired on exercise of options. Sutherland does not believe the Partnership received any material benefit from the public offering by the

Company.

     In September of 1997, the general partner proposed a plan of dissolution (the "GP Plan") that would have dissipated entirely any control premium that might be obtained for the Partnership's 67% controlling interest in the Company. Under the GP Plan, the Partnership Agreement was to be amended to permit limited partners to withdraw their capital, those limited partners desiring to do so could exchange their limited partnership units for their pro rata share of stock of the Company, all shares so withdrawn had to be sold immediately in an underwritten public offering, and all shares not withdrawn would remain in the Partnership for distribution to limited partners 360 to 720 days after commencement of implementation of the GP Plan. Sutherland believed that the general partner's plan was both unfair to limited partners and violated the partnership agreement. The general partner's plan did not afford any opportunity for the Partnership (and indirectly the limited partners) to capture a control premium. The compulsory public offering forced those limited partners who chose to withdraw their capital in the form of shares to sell the shares immediately at a discount to market and to pay material underwriters' and brokers' fees and other expenses. As a result, the net proceeds to limited partners would likely have been materially less than in an ordinary broker's transaction. Those limited partners who elected not to withdraw their capital would have been forced to wait from one to two years (and possibly longer) after implementation commenced to receive a distribution of capital. Sutherland further believes that the primary purpose of the GP Plan was to ensure that the Partnership's 67% ownership interest was dispersed into the hands of a large number of public holders of stock, which would thereby destroy the concentration of ownership that resides in the Partnership. Such a result would be likely to aid incumbent management in retaining control of the Company and fending off any change of control transaction.

     Sutherland was also aware that certain limited partners had instituted two lawsuits, one in the Court of Chancery of the State of Delaware (the "Chancery Court") and one in the United States District Court for the Northern District of California (the "District Court"), challenging the conduct of the general partner and the persons controlling the general partner. The complaints in those lawsuits were later amended to seek an injunction against the GP Plan. On October 23, 1997, the Chancery Court preliminarily enjoined the GP Plan, finding that it was likely that the plan's terms violated the partnership agreement.
On March 19, 1998, the Delaware Supreme Court affirmed the Chancery Court's grant of a preliminary injunction. On November 6, 1997, the District Court issued a temporary restraining order against implementation of the GP Plan, finding that the plaintiff had raised serious questions as to whether the plan violated federal law relating to limited partnership roll-ups and as to whether the general partner failed to disclose properly what actions limited partners needed to take to require the GP Plan to be approved by two-thirds in interest of the limited partners. Sutherland sought to intervene in the litigation in the District Court, and was permitted to intervene for a limited purpose. As of the date of this Proxy Statement, both the Chancery Court's injunction and the District Court's restraining order remain in effect. See "Summary of Certain Pending Litigation."

     On December 29, 1997, limited partners commenced a second lawsuit in the Chancery Court to challenge certain stock options granted by the Company to certain of its current and former directors and executive officers, some of whom control the general partner. See "Summary of Certain Pending Litigation."

     In its proxy statement soliciting votes in favor of its now enjoined plan, the general partner indicated that the Partnership had outlived its purpose, stating: "THERE IS NO BUSINESS PURPOSE OR BENEFIT TO INVESTORS HOLDING INTERESTS IN A PARTNERSHIP, THE SOLE PURPOSE AND ACTIVITY OF WHICH IS TO HOLD PUBLICLY TRADED SHARES OF A SINGLE CORPORATION." Sutherland agrees, but believes that the Partnership should now take appropriate steps to ensure not only liquidity for limited partners, but that limited partners also receive the maximum return reasonably attainable on their investment. Sutherland believes that the best return to limited partners is most likely to result from a sale of the Partnership's 67% ownership interest in the Company in a change of control transaction in which the Partnership (and possibly minority stockholders of the Company) receives a higher price per share than the current market price for the Company's common stock.

     FAILURE OF GENERAL PARTNER TO SEEK OUT A CONTROL PREMIUM. Sutherland has been advised that, in the pending Chancery Court litigation, the general partner has consistently argued that there was no significant interest on the part of any person in acquiring the Company. However, Sutherland has learned that, in discovery in the Chancery Court litigation, the plaintiffs confirmed that the general partner had made no significant effort since January of 1994, at the latest, to explore a sale of the Company or other change of control transaction, even though the Company's results of operations had significantly improved since 1994, making it a more attractive acquisition candidate, and the stock market had also improved significantly. Based on the proxy statement for the GP Plan and discovery in the Chancery
Court litigation, it appears that the only effort relating to exploring a change of control transaction made by or on behalf of the general partner within the last four years was that Bear Stearns & Co., one of the general partner's prime advisers, made a limited inquiry in August 1996 concerning a sale of the Company. That inquiry, which apparently consisted only of mailing a prospectus about the Company to seven industrial companies and three financial institutions, was made prior to the Company's public offering and prior to the announcement of the significant increases in the Company's earnings for the fourth quarter ended September 30, 1996. No such inquiry was made contemporaneously with the GP Plan.

     ATTRACTIVENESS OF THE COMPANY AS AN ACQUISITION CANDIDATE. An expert retained by the plaintiffs in the Chancery Court litigation stated in an affidavit filed in that action that the Company appears to be an attractive candidate for being acquired. That statement appears to be supported by an investigation recently conducted on Sutherland's behalf involving consultations with experts, investment bankers, and corporate managers. Based on this investigation, Sutherland has concluded that, if the Partnership's controlling block of stock in the Company is marketed, it is likely that one or more buyers will be willing to pay a significant premium over the current market price for the stock.

     GENERAL PARTNER HINDERED BY CONFLICTS OF INTEREST.   Sutherland also
believes that the general partner has interests that materially conflict with those of the Partnership and its limited partners. This conflict arises because the general partner is dominated and controlled by individuals who are also directors, principal executive officers, or both, of the Company. The interests of the Company's management and public stockholders are not the same as the interests of the Partnership and the limited partners. Sutherland believes that this material conflict of interest is the principal reason that the general partner failed to make any significant inquiries concerning a possible sale of the Company as an alternative to the general partner's ill-conceived plan of withdrawal and dissolution that has been enjoined by both the Chancery Court and the District Court.

     NEED FOR INDEPENDENT TRUSTEE. Sutherland believes that the Partnership has outlived its utility, that the general partner continues to refuse to explore change of control transactions that might yield a premium for the Partnership's 67% stock ownership of the Company, and that the general partner has material conflicts of interest. Thus, Sutherland believes that the affairs of the Partnership would best be wound up by an independent liquidating trustee who will not be hampered by any conflict of interest and who will actively seek out change of control transactions in an effort to maximize the return to the limited partners.

PROPOSED DISSOLUTION

     The Proposed Dissolution has four principal components, each of which is contingent on limited partner approval of each of the other three components.

     1. REMOVAL OF THE GENERAL PARTNER. The first component is the removal of the general partner. Section 7(g) of the Partnership Agreement authorizes a majority in interest of the limited partners to remove the general partner if they determine in their discretion that the general partner is not performing in the best interest of the Partnership or if they determine that it is otherwise in the best interest of the Partnership to remove the general partner. Sutherland believes that given the general partner's conflict of interest and failure to take appropriate steps to maximize the value of the Partnership's assets, it is in the best interests of the Partnership and the limited partners to remove the general partner. Under Section 11(a)(iv) of the Partnership Agreement, removal of the general partner will result in the dissolution of the Partnership unless within 90 days of the removal all limited partners vote to elect a successor general partner. Because Sutherland will not vote in favor of the election of a successor general partner, upon removal of the general partner the Partnership would after 90 days be dissolved by virtue of Section 11(a)(iv) of the partnership agreement. In addition, by removing the general partner, the Partnership will have the option of acquiring a substantial portion of the general partner's interest in the Partnership. Sutherland believes that such an acquisition of the general partner's interest is likely (but not guaranteed) to decrease the distributions which the general partner will be entitled to receive upon the dissolution and liquidation of the Partnership and result in a corresponding increase in the distributions to the limited partners.

     2. DISSOLUTION OF THE PARTNERSHIP. The second component of the Proposed Dissolution is the determination by a majority in interest of limited partners to dissolve the Partnership, contingent on removal of the general partner, pursuant to their right to do so under Section 11(a)(iii) of the partnership agreement. Although, as explained above, the removal of the general partner would ultimately result in the dissolution of the Partnership, the determination by a majority of limited partners to dissolve the Partnership will cause the Partnership to be dissolved 90 days earlier than if limited partners only removed the general partner. By causing dissolution to occur immediately upon the removal of the general partner, limited partners are entitled under Section 17-803(a) of the Act to immediately appoint an independent liquidating trustee to wind up the Partnership's business and affairs.

     3. APPOINTMENT OF INDEPENDENT LIQUIDATING TRUSTEE. The third component of the Proposed Dissolution is the appointment pursuant to Section 17-803(a) of the Act of [name] as the independent liquidating trustee (the "Trustee") to carry out the winding up of the Partnership's business and affairs. [Name] has no prior relationship with the Partnership, the general partner, the Company, Sutherland or, to the knowledge of Sutherland, any affiliates or associates of any of the foregoing.

     4. APPROVAL OF PLAN OF DISSOLUTION. The fourth component of the Proposed Dissolution is the approval of a plan of dissolution that the Trustee will follow in connection with winding up the Partnership's business and affairs.
See Exhibit A. Under that plan, the Trustee will hire a nationally recognized investment banking or similar financial firm, or a qualified business broker, to seek out and structure a change of control transaction that would maximize the price received by the Partnership for its 67% of the Company's common stock.
The Trustee will seek to identify, enter into and consummate a change of control transaction as soon as practical following approval of the plan. Factors such as litigation, the need for regulatory approvals, or other circumstances may delay implementation of a change of control transaction.

     If no change of control or similar transaction is identified, or if identified is not entered into or consummated, and the Trustee determines that it is not reasonably likely that a change of control transaction can be consummated within a reasonable period of time, the Trustee will as soon thereafter as practical distribute pro rata to partners the common stock of the Company owned by the Partnership, net of expenses of the plan of dissolution.

     Sutherland cannot predict whether a change of control transaction will be identified by the Trustee or whether any such transaction will in fact be consummated. However, if such a transaction is consummated, it may take the form of a sale or exchange for cash or other property (including securities of another entity) of the common stock of the Company owned by the Partnership, a merger of the Partnership into another entity, or some other form of transaction. To ensure liquidity for limited partners, the proposed plan of dissolution requires the Trustee to dispose of the Partnership's assets only for cash, cash equivalents, or securities that when distributed to limited partners will be fully marketable without restriction.

     In addition to the attempt to obtain a control premium for the common stock of the Company owned by the Partnership, the plan of dissolution contemplates that the Trustee will exercise the Partnership's option to acquire a substantial portion of the general partner's interest in the Partnership following the removal of the general partner. The partnership agreement provides in substance that after the limited partners receive the Priority Return, any gain resulting from the sale of all or substantially all of the Partnership's assets is to be allocated 30% to the general partner and 70% to the limited partners. However, the partnership agreement also provides that in the event that the general partner is removed, the Partnership has the option of purchasing the general partner's interest at its appraised value, subject to the right of the general partner to retain a 7.5% interest in distributions after the Priority Return is reached. Sutherland believes that the cost of acquiring the general partner's interest in the Partnership will be substantially less that the amount of distributions that the general partner would be entitled to receive if the general partner retained its full interest. Thus, Sutherland believes that distributions to limited partners would likely be increased if the Partnership exercised its right to acquire a substantial portion of the general partner's interest. Whether such an increase would occur will depend on a number of factors not presently ascertainable, including the method used to appraise the value of the general partner's interest. Whether the Partnership exercises the option to acquire the general partner's interest will be determined by the Trustee based on the circumstances. For example, if the Trustee determined that the Priority Return was not likely to be achieved as a result of a change of control transaction, or that no change of control transaction was likely and that the common stock of the Company would thus likely be distributed to limited partners, the Trustee may also determine that it is not in the best interests of the Partnership and the limited partners to exercise the Partnership's option to acquire the general partner's interest.

CONSENT TO THE PROPOSED DISSOLUTION

     By this Proxy Statement, each limited partner is being asked to grant to Sutherland a proxy authorizing Sutherland to execute a written consent on behalf of such limited partner to the Proposed Dissolution, which includes the removal of the general partner, the dissolution of the Partnership, the appointment of [name] as a liquidating trustee, and the adoption of the plan of dissolution attached as Exhibit A hereto.

     For the Proposed Dissolution to be adopted, it must be approved by the holders of more than 50% of the Partnership's outstanding limited partnership interests. The Partnership has outstanding 800 units of limited partnership interests. Holders of more than 400 units must grant proxies to Sutherland for Sutherland to be able to execute a written consent approving the Proposed Dissolution.

SELECTION AND APPROVAL OF OPINION OF COUNSEL

     In addition to the consent necessary to adopt the Proposed Dissolution, the Partnership Agreement requires that at least 10% in interest of limited partners select counsel to render an opinion concerning certain legal matters and that a majority in interest of limited partners approve the opinion of counsel as a condition to the right of limited partners to exercise their right to vote or consent to certain actions, including removal of the general partner. Sutherland has obtained such an opinion from [name of firm], a copy of which is attached as Exhibit B to this Proxy Statement. The proxy solicited by Sutherland includes a proxy to execute a written consent selecting [name of firm] and approving the opinion rendered by [name of firm].

CONDITIONS TO THE PROPOSED DISSOLUTION

     As a condition to the Proposed Dissolution, a majority in interest of limited partners must grant to Sutherland proxies to express their written consent selecting [name of firm], approving the opinion rendered by [name of firm], and adopting the Proposed Dissolution. In addition, the Proposed Dissolution will not be consummated unless: (i) all necessary regulatory approvals, if any, are obtained, (ii) no provision of applicable law or regulations and no order or decree prohibits implementation or consummation of the Proposed Dissolution and (iii) all actions by or filings with any governmental body, agency or official authority required to permit the consummation of the Proposed Dissolution have occurred.

SUMMARY OF CERTAIN UNITED STATES INCOME TAX CONSIDERATIONS

     The tax consequences of the Proposed Dissolution cannot be predicted at the present time. They will depend on the terms and conditions of any change of control transaction that may be consummated by the Trustee.

     Generally, if no change of control transaction were consummated, and shares of common stock of the Company were to be distributed to limited partners, no taxable gain or loss would be recognized on the shares distributed. A limited partner's tax basis in the shares distributed to the limited partner should equal the tax basis of the limited partner's units immediately prior to the distribution.

     In the event of a change of control transaction that resulted in a sale by the Partnership of the shares of common stock of the Company owned by the Partnership for cash, followed by a distribution of the cash consideration (net of expenses of the sale and certain other Partnership expenses associated with the Proposed Dissolution), each limited partner would recognize a long term capital gain equal to the difference between the limited partner's basis in the units owned by the limited partner and the amount of the gain allocated to the limited partner pursuant to the partnership agreement.

     In the event of a change of control transaction that resulted in an exchange of the shares of common stock of the Company owned by the Partnership for securities or other consideration, whether the transaction would require limited partners to recognize any gain or loss in connection with the transaction would depend on the nature of the transaction and the consideration received. While it is possible that such a transaction might be structured to avoid recognition of gain or loss for tax purposes, it is more likely that the transaction would require limited partners to recognize gain or loss for tax purposes.

     In order to pay the liabilities of the Partnership and to fund expenses of the Proposed Dissolution, including the fees of the Trustee, some of the shares of stock of the Company owned by the Partnership will be sold. In connection with such a sale of stock and the payment of expenses, a taxable gain or loss will be recognized that will be allocated to limited partners in accordance with the terms of the Partnership Agreement.

     In addition to federal tax considerations, limited partners may be affected by state tax laws in connection with Proposed Dissolution. Accordingly, limited partners are advised to consult with their tax advisors concerning both the federal and state tax law consequences to limited partners in the event the Proposed Dissolution is effected.

EXPENSES OF THE PROPOSED DISSOLUTION

     If the Proposed Dissolution is approved, the Partnership will be required to discharge or make adequate provision for the payment of its liabilities prior to making a distribution to limited partners. Based on information distributed by the general partner in connection with the enjoined GP Plan, Sutherland believes that the Partnership's only material liability consists of a promissory note in favor of the Company in the amount of at least $650,000 evidencing cash advances by the Company to the Partnership to fund the Partnership's expenses in connection with the general partner's past efforts to dissolve the Partnership. The Partnership has not reported the extent of its liability to the Company, and thus it may be substantially greater than $650,000.

     In addition to repayment of the foregoing note, if the Proposed Dissolution is approved by the limited partners, the Partnership will reimburse Sutherland's attorneys for the expenses advanced by them connected with the solicitation of proxies for the Proposed Dissolution. Sutherland expects that these expenses and fees will total approximately $[ ].

     The Partnership will also be liable for the fees of the Trustee. The Trustee will be compensated at an hourly rate of $[ ] per hour and will be entitled to reimbursement of all expenses incurred on behalf of the Partnership. The Trustee will also be entitled to be indemnified, including advancement of all litigation expenses, for any loss or expense arising out of the Trustee's performance of the Trustee's duties, except for any loss or expense resulting from gross negligence or willful misconduct by the Trustee.

                                 RISK FACTORS

     Limited partners should consider carefully all of the information contained in this Proxy Statement prior to executing and returning the enclosed form of proxy. Summarized below are certain significant risk factors relating to the Proposed Dissolution. These risk factors are not the only risks related to the Proposed

Dissolution, and the order in which they are discussed is not indicative of their relative importance. The risk factors summarized below should be considered in the context of all of the information contained in this Proxy Statement.

POSSIBLE LACK OF CHANGE OF CONTROL TRANSACTION

     Sutherland is proposing the Proposed Dissolution in part because she believes that there is a significant chance that the Company, or the Partnership's 67% stock interest in the Company, can be sold at a price that reflects a material premium over the current market price for the Company's common stock. However, there is the risk that, if the Proposed Dissolution were adopted, the Trustee will be unable to locate a purchaser and negotiate and implement a change of control transaction that will result in a control premium being paid for the Company or the Partnership's 67% stock interest in the Company. In such a case, limited partners would receive a pro rata distribution of the Company's stock, net of the expenses associated with the Proposed Dissolution.

POSSIBLE OPPOSITION BY THE COMPANY

     If the Trustee were to locate a prospective buyer, the board of directors of the Company may oppose any change of control transaction. The Company's certificate of incorporation and bylaws contain provisions that restrict the ability of stockholders, including the Partnership, to call a special meeting or take action by written consent. These provisions make it more difficult for the Partnership to remove the incumbent directors in the event they oppose a change of control transaction. Thus, such provisions may discourage, delay, or make more difficult a change of control transaction.

     The Company is also subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts certain business combinations with any stockholder who acquires 15% or more of the Company's stock (called an "Interested Stockholder") for a period of three years after a person becomes an Interested Stockholder. Such restrictions do not apply if the board of directors of the Company approve in advance either the person becoming an Interested Stockholder or the business combination, or the business combination is approved by at least 66% of the Company's stockholders (excluding shares owned by directors, officers and certain employee benefit plans). While the Partnership presently owns sufficient stock to meet the 66 vote requirement to exempt a transaction from Section 203, there is no assurance that the Partnership will continue to have sufficient shares to meet that vote requirement. Because the general partner in the past approved an amendment to the certificate of incorporation of the Company that took away the right of stockholders of the Company to act by written consent in lieu of a meeting, the Partnership cannot use its stock ownership to remove directors of the Company except at a meeting of stockholders. Stockholders have no right to call a special meeting of stockholders. It is most likely, therefore, that the Partnership could remove directors only at an annual meeting of stockholders. The Company last held an annual meeting in February of 1998, and therefore Sutherland assumes that the Company's next annual meeting will be scheduled for February of 1999. Consequently, if the board of directors of the Company opposes a change of control transaction, Section 203 and the inability of the Partnership to elect a new board of directors until 1999 may deter, discourage, delay, or make more difficult a change of control transaction proposed by the Trustee.

POSSIBLE FAILURE TO APPROVE PROPOSED DISSOLUTION

     If the Proposed Dissolution is not approved, Sutherland believes that the general partner will simply continue to conduct the business of the Partnership as currently conducted. The general partner stated in its proxy statement relating to the enjoined GP Plan that if that plan were not approved, the general partner would continue the business of the Partnership as currently being conducted. The general partner also stated that it was not then exploring any alternatives to its plan of withdrawal and dissolution, but might from time to time explore alternatives. At present, Sutherland is not aware of any alternative being considered by the general partner.

     The general partner also disclosed that at some time in the future it might elect to withdraw as general partner. Such a withdrawal would likely result in the dissolution of the Partnership and could result in a distribution in kind to the limited partners of the Company's stock owned by the Partnership. In such a case, the Partnership and the limited partners would lose any opportunity to obtain a control premium for the Partnership's 67% stock ownership of the Company.
The general partner has stated that a distribution of the Company's stock to limited partners carries a risk that the market price for the Company's stock might decline by reason of the sale by limited partners of a significant amount of the Company's stock within a short period of time.

     Sutherland believes it unlikely that the general partner will resign because such a resignation would result in the general partner forfeiting any right to wind up the affairs of the Partnership and permit limited partners to appoint a liquidator or petition the Delaware Court of Chancery for the appointment of a liquidator pursuant to Section 17-804(a) of the Act. Given the identity between the persons controlling the general partner and the Company, Sutherland believes it is doubtful that they would voluntarily relinquish control over the winding up of the Partnership's affairs. In addition, resignation of the general partner would result in the Partnership having the right to buy out a substantial portion of the general partner's interest in the Partnership, which could reduce the total returns to the general partner. For these reasons, Sutherland believes at present that it is unlikely that the general partner would elect to resign.

POSSIBLE LITIGATION

     Sutherland had sought to intervene in the pending lawsuit in the U.S. District Court for the Northern District of California against the general partner, the persons controlling the general partner and the Company, and was granted leave to intervene for the limited purpose of expressing her views on class certification. Sutherland anticipates that the general partner and management of the Company and/or certain limited partners who supported the GP Plan will oppose the Proposed Dissolution to which this Proxy Statement relates and may institute litigation in an effort to prevent Sutherland from soliciting proxies in favor of the Proposed Dissolution or to enjoin implementation of the Proposed Dissolution. It is also possible that the general partner will contest the validity of its removal as general partner. Were any such litigation commenced, it might delay execution of a written consent to the Proposed Dissolution, deter, discourage or make more difficult a change of control transaction or otherwise delay or prevent implementation of the Proposed Dissolution.

RISK OF AMOUNT DUE GENERAL PARTNER

     The partnership agreement provides that in the event of a sale of substantially all of the Partnership's ownership interest in the Company, after limited partners receive a "Priority Return," the gain realized by the Partnership from the sale is to be allocated 70% to limited partners as a group and 30% to the general partner. Under the partnership agreement, the Priority Return occurs when limited partners have received distributions that in the aggregate equal their original capital contributions plus interest at 6% per annum, compounded annually. Because limited partners have received no distributions from the Partnership, for the Priority Return to occur the limited partners would have to receive, as of September 1998, approximately $190,000 in respect of each unit.

     The Priority Return would be reached, as of September 1998, if the Partnership receives approximately $27 per share for its stock in the Company. Thus, if the Trustee liquidates the Partnership through a transaction in which the Partnership receives more than $27 per share for its Company stock, the General Partner would be entitled to 30 percent of the excess proceeds, subject to the Partnership's right to buy out a substantial portion of the General Partner's interest upon removal, as discussed below.

     A clause in the partnership agreement provides that, after the Limited Partners have received their Priority Return, gain received by the Partnership in a sale of the Company or in the liquidation of the Partnership is to be "allocated to the least extent necessary to cause the aggregate Capital Accounts of the General Partner and of the Limited Partners to be in a ratio of 30% for the General Partner and 70% for the Limited Partners."
The general partner and certain limited partners who claim to have participated in the development of the general partner's enjoined plan of withdrawal and dissolution have contended, apparently relying on this clause, that the General Partner would be entitled to approximately the first $60 or $65 million of distributions made by the Partnership after the Priority Return is reached. Sutherland believes that this contention by the general partner and the general partner's application of the clause in question are both incorrect and inconsistent with representations made to limited partners in the Partnership's original offering materials used in connection with the sale of limited partnership units. Sutherland's attorneys, and an expert consulted by them, have concluded that the capital accounts of the general partner and of the limited partners will be actually or approximately equal to zero after distributions are made sufficient to cause the Priority Return to be reached and that therefore the clause relied on by the general partner will have no monetary effect. Sutherland's attorneys further believe that the purpose of the clause in question was to adjust partnership distributions in the event that the Priority Return was reached prior to a sale of the Partnership or liquidation of the Company and all profits of the Partnership were not distributed prior to such sale or liquidation. If the Proposed Dissolution is approved, the Priority Return will be reached, if at all, only as a result of the liquidation of the Partnership and/or sale of the Company, because the Partnership has never made any distributions. Accordingly, Sutherland's attorneys believe that the clause in question will not be implicated in a manner that would cause it to significantly affect distributions to the limited partners. However, although Sutherland's attorneys believe that it is unlikely that a court would accept the general partner's application of the clause, it is possible that a court could do so, in which case the return received by the limited partners in the Proposed Dissolution could be significantly reduced.

     The partnership agreement gives the Partnership the right to purchase the general partner's interest following its removal as general partner, subject only to the right of the general partner to retain a 7.5% interest in any gain realized by the Partnership after the Priority Return has been paid to limited partners. The purchase price for the general partner's interest is determined by one appraiser appointed by the general partner, one appraiser appointed by the Partnership, and one appraiser selected by the other appraisers in the event the two appraisers cannot agree on the value of the general partner's interest. Sutherland anticipates that the Trustee will exercise the Partnership's option to acquire the general partner's interest as such an acquisition should decrease the amount otherwise allocable to the general partner and increase correspondingly the amount allocable to the limited partners. There can be no assurance, however, that the Trustee will either elect or be able to cause the Partnership to acquire the general partner's interest or that such acquisition will materially benefit limited partners.

POSSIBLE DECLINE IN MARKET PRICE FOR THE COMPANY'S STOCK

     The future market price for the Company's stock is inherently unpredictable. General market and economic conditions may adversely affect the trading price for the Company's stock, as may any adverse developments in the business of the Company. Thus, there is a risk that the market price might decline, with the result that the value of a change of control transaction may decline. In the event that no change of control transaction is consummated, such that the Company's stock owned by the Partnership is distributed in kind to limited partners, the value of the stock at the time of distribution may be less than its current market price. Moreover, if following a distribution of stock by the Partnership a substantial amount of the distributed stock is sold in a short period of time by limited partners, such sales may result in a decline in the market price for the Company's stock. Sutherland believes any such decline caused by sales of the Company's common stock by limited partners would be temporary. Further, in the event that the Trustee distributes the Company's common stock, the Trustee will include with such distribution a notice reminding limited partners of the possible impact on the then current market value of the stock if a substantial number of limited partners immediately sell substantial amounts of the stock received by them.

CERTAIN TAX RISKS AND POSSIBLE TAX GAIN

     The tax consequences to limited partners in connection with a change of control transaction as contemplated by the Proposed Dissolution will depend on the specific terms of the transaction. Thus, it is not possible to predict the actual federal and state tax consequences. Generally, however, were the Partnership to dispose of its stock interest in the Company for cash, recognizable gain would be incurred by the Partnership in connection with the sale and allocated to limited partners in accordance with the partnership agreement.

Limited partners would be taxed on the difference between their tax basis in their units and the gain allocated to them.

     It is possible, however, that a change of control transaction might take a form, such as a like kind exchange or a merger, that would not require the Partnership or limited partners to recognize any gain in connection with the change of control transaction. In such a case, recognition of gain by limited partners would be deferred until disposition of the property received by them.

     Similarly, should no change of control transaction occur, and the Company's stock owned by the Partnership be distributed to limited partners, no gain would be recognized by limited partners until they sold the shares distributed to them.

     The Trustee will attempt to structure a transaction that achieves the best return reasonably obtainable. While the Trustee will take into account the tax consequences of a transaction, limited partners will have no control over the transaction selected by the Trustee except to the extent that the transaction itself takes a form, such as a merger of the Partnership into another entity, that requires a vote of limited partners. Accordingly, limited partners may be unable to avoid adverse tax consequences to them resulting from a change of control transaction or the Proposed Dissolution.

POSSIBLE NEED FOR ADDITIONAL LIMITED PARTNER VOTE

     The Proposed Dissolution confers broad power on the Trustee to dispose of the assets of the Partnership. However, it is possible that the Trustee may determine that the best return to the Partnership and limited partners may involve a type of change of control transaction, such as a merger of the Partnership into an acquiror in exchange for cash or other securities, that requires the approval of the limited partners. It is also possible that a transaction or series of transactions proposed by the Trustee will be subject to federal legislation regulating limited partnership roll-ups. Certain transactions subject to such federal roll-up legislation require approval by two-thirds or three-fourths in interest of limited partners, depending on the terms of the transaction. If the Trustee proposes such a transaction, the appropriate amount in interest of limited partners would have to approve the transaction for it to be implemented. If the transaction proposed by the Trustee requires approval by a note of the limited partners, the Partnership may bear the additional expense of soliciting proxies in connection with such a transaction. While the Trustee will endeavor to have such costs and expenses borne by the other party to the transaction, there is no assurance that the Trustee will be able to do so. Even if the Trustee is able to do so, there is no assurance that such costs and expenses will not be borne indirectly by the Partnership and the limited partners through a reduction in the amount of the consideration paid for the stock of the Company owned by the Partnership.

POSSIBLE DELAY IN LIQUIDATION

     The Proposed Dissolution and related Plan of Dissolution (see Exhibit A to this Proxy Statement) do not impose time limitations on the Trustee to effect any change of control transaction or distribute Partnership assets in kind following dissolution. The Trustee will have considerable discretion in determining whether a change of control transaction remains feasible, and changes in the economy or the stock market may cause the Trustee to delay implementation of a change of control transaction until the economy or market conditions improve. Similarly, the Trustee will have considerable discretion in determining whether to distribute the Partnership's assets in kind to limited partners. It is likely that the Trustee will delay any distribution in kind until such time as the Trustee is satisfied that it is not reasonably likely that a change of control transaction providing a premium over market will be entered into or consummated. Accordingly, the Proposed Dissolution carries the risk of a material delay between the approval of the Proposed Dissolution and the receipt by limited partners of any liquidating distributions.

                               THE PROPOSED DISSOLUTION

     The dissolution proposed by Sutherland is set forth in a Plan of Dissolution, a copy of which appears as Exhibit A to this Proxy Statement. The Proposed Dissolution has four principal components, each of which is described below. Limited partners should read the description below in conjunction with the full text of the Plan of Dissolution. Implementation of each component of the Proposed Dissolution is contingent on the receipt of proxies sufficient to approve all components of the Proposed Dissolution.

     REMOVAL OF GENERAL PARTNER. The first component is the removal of the general partner. Section 7(g) of the Partnership Agreement authorizes a majority in interest of the limited partners to remove the general partner if they determine, in their discretion, that the general partner is not performing in the best interest of the Partnership or if they determine that it is otherwise in the best interest of the Partnership to remove the general partner. Sutherland believes that given the general partner's conflict of interest and failure to take appropriate steps to maximize the value of the Partnership's assets, it is in the best interests of the Partnership and the limited partners to remove the general partner. Under Section 11(a)(iv) of the Partnership Agreement, removal of the general partner will result in the dissolution of the Partnership unless within 90 days of the removal all limited partners vote to elect a successor general partner. Because Sutherland will not vote in favor of the election of a successor general partner, upon removal of the general partner the Partnership would after 90 days be dissolved by virtue of Section 11(a)(iv) of the partnership agreement. In addition, by removing the general partner, the Partnership will have the option of acquiring a substantial portion of the general partner's interest in the Partnership. Sutherland believes that such an acquisition of the general partner's interest is likely (but not guaranteed) to decrease the distributions to which the general partner will be entitled to receive upon the dissolution and liquidation of the Partnership and result in a corresponding increase in the distributions to the limited partners.

     DISSOLUTION OF THE PARTNERSHIP. The second component of the plan of dissolution is the determination by a majority in interest of limited partners, contingent on removal of the general partner, to dissolve the Partnership, pursuant to their right to do so under Section 11(a)(iii) of the partnership agreement. Although, as explained above, the removal of the general partner would ultimately result in the dissolution of the Partnership, the determination by a majority of limited partners to dissolve the Partnership will cause the Partnership to be dissolved 90 days earlier than if limited partners only removed the general partner. By causing dissolution to occur immediately upon the removal of the general partner, limited partners are entitled under Section 17-803(a) of the Act to immediately appoint an independent liquidating trustee to wind up the Partnership's business and affairs.

     APPOINTMENT OF INDEPENDENT LIQUIDATING TRUSTEE. The third component of the Proposed Dissolution is the appointment pursuant to Section 17-803(a) of the Act of [name] as the independent liquidating trustee (the "Trustee") to carry out the winding up of the Partnership's business and affairs. The procedures that the Trustee will follow in winding up the Partnership are described below in "APPROVAL OF PLAN OF DISSOLUTION." [Name] has no prior relationship with the Partnership, the general partner, the Company, Sutherland or, to the knowledge of Sutherland, any affiliates or associates of any of the foregoing. For more information about [name], see "About the Trustee." The Trustee will be compensated on an hourly basis at the rate of
$[   ] per hour.  In addition, the Trustee will be reimbursed for all expenses incurred on behalf of the Partnership in connection with the dissolution and liquidation of the Partnership, including the identification, negotiation and implementation of any change of control transaction. The Trustee will be entitled to be indemnified for any loss arising out of the performance by the Trustee of the Trustee's duties, except for any loss resulting from the gross negligence or willful misconduct of the Trustee. In the event the Trustee is sued or otherwise involved in any action, suit or proceeding arising out of the Trustee's service as the liquidating trustee, the Trustee will be entitled to have all litigation expenses, including attorneys' fees, paid by the Partnership in advance of the final disposition of the action, suit or proceeding, provided that the Trustee first furnishes the Partnership with an undertaking to repay such advances in the event that it is ultimately determined that the Trustee is not entitled to be indemnified by the Partnership for such expenses.

     APPROVAL OF PLAN OF DISSOLUTION. The fourth component of the Proposed Dissolution is the approval of a plan of dissolution that the Trustee will follow in connection with winding up the Partnership's business and affairs. Under that plan, the Trustee will hire a nationally recognized investment banking or similar financial firm, or a qualified business broker, to seek out and structure a change of control transaction that would maximize the price received by the Partnership for its 67% of the Company's common stock. The Trustee will seek to identify, enter into and consummate a change of control transaction as soon as practicable following approval of the plan. Factors such as litigation, the need for regulatory approvals, or other circumstances may delay implementation of a change of control transaction.

     If no change of control or similar transaction is identified, or if identified is not entered into or consummated, and the Trustee determines that it is not reasonably likely that a change of control transaction can be consummated within a reasonable period of time, the Trustee will as soon thereafter as practicable distribute pro rata to partners the common stock of the Company owned by the Partnership, net of expenses of the plan of dissolution.

     In addition to the attempt to obtain a control premium for the common stock of the Company owned by the Partnership, the plan of dissolution contemplates that the Trustee will exercise the Partnership's option to acquire a substantial portion of the general partner's interest in the Partnership following the removal of the general partner. The partnership agreement provides in substance that after the limited partners receive the Priority Return, any gain resulting from the sale of all or substantially all of the Partnership's assets is to be allocated 30% to the general partner and 70% to the limited partners. However, the partnership agreement also provides that in the event that the general partner is removed, the Partnership has the option of purchasing the general partner's interest at its appraised value, subject to the right of the general partner to retain a 7.5% interest in distributions after the Priority Return is reached. Sutherland believes that the cost of acquiring the general partner's interest in the Partnership will be substantially less that the amount of distributions that the general partner would be entitled to receive if the general partner retained its full interest. Thus, Sutherland believes that distributions to limited partners would likely be increased if the Partnership exercised its right to acquire a substantial portion of the general partner's interest. Whether such an increase would occur will depend on a number of factors not presently ascertainable, including the method used to appraise the value of the general partner's interest. Whether the Partnership exercises the option to acquire the general partner's interest will be determined by the Trustee based on the circumstances. For example, if the Trustee determined that the Priority Return was not likely to be achieved as a result of a change of control transaction, or that no change of control transaction was likely and that the common stock of the Company would thus likely be distributed to limited partners, the Trustee may also determine that it is not in the best interests of the Partnership and the limited partners to exercise the Partnership's option to acquire the general partner's interest.

     NO ASSURANCE OF CHANGE OF CONTROL TRANSACTION. Sutherland cannot predict what, if any, change of control transaction may be identified by the Trustee, or whether any such transaction will in fact be consummated. Accordingly, adoption of the Proposed Dissolution carries a risk that the Partnership and limited partners will not receive any premium over the current market price for the Company's common stock owned by the Partnership.
 However, if such a transaction is consummated, it may take the form of a sale or exchange for cash or other property (including securities of another entity) of the common stock of the Company owned by the Partnership, a merger of the Partnership into another entity, or some other form of transaction. To ensure liquidity for limited partners, the proposed plan of dissolution requires the Trustee to dispose of the Partnership's assets only for cash, cash equivalents, or securities that when distributed to limited partners will be fully marketable without restriction.

     PRINCIPAL INTENDED BENEFITS. The Proposed Dissolution is intended to provide the following principal benefits:

     - Creating liquidity for limited partners on their investment, through either a distribution in cash, cash equivalents or other marketable securities received in a sale or other disposition of the Partnership's assets or, if such a sale does not take place, through the distribution of the common stock of the Company owned by the Partnership.

     - Acquirors typically pay a premium to obtain control over a company. Entrusting the liquidation of the Partnership to an independent, disinterested Trustee is intended to assure that material efforts will be made to sell the common stock of the Company owned by the Partnership in a transaction or series of transactions designed to achieve such a control premium.

     - As the general partner has observed, there is no business purpose or benefit to limited partners from holding an interest in a partnership, the sole purpose and activity of which is to hold publicly traded shares of a single corporation. The dissolution of the Partnership will eliminate the cost and inefficiency of maintaining such a partnership entity and will simplify tax reporting for limited partners.

While Sutherland believes the foregoing intended benefits will result from adoption of the Proposed Dissolution, there can be no assurance that any of such intended benefits will in fact result.

     RISKS. Among the material risks of the Proposed Dissolution are the following:

     - It is not possible to predict whether a change of control transaction will be consummated, and if consummated, when proceeds would be distributed. There may be a material delay between approval of the Proposed Dissolution and any distribution to the limited partners.

     - At the time of any distribution in kind of the common stock of the Company, its trading price may be significantly lower than the price at the time limited partners execute proxies.

      - Sale of the common stock of the Company by the Partnership will prevent limited partners from realizing any potential increase in the value of the stock as a result of the possible growth of the Company's business or otherwise.

     -    The Proposed Dissolution could be the subject of litigation.

     - The Proposed Dissolution of the Partnership will likely involve a taxable event or result in other federal and state tax consequences to limited partners.

     - Once a dissolution is approved by limited partners it cannot be undone.

     - Because neither Delaware law nor the Partnership Agreement provides limited partners with any right to dissent from or seek an independent appraisal of the value of the limited partnership interests, limited partners likely will be bound to accept the terms of the transaction or transactions entered into on behalf of the Partnership by the Trustee.

     - If the Trustee enters into a form of transaction that is a merger of the partnership into another entity or that is subject to federal legislation regulating limited partnership roll-ups, it may be necessary for the Trustee to hold a second vote to obtain the approval of limited partners.

     - The costs and expenses advanced by Sutherland's attorneys in connection with the solicitation of proxies for the Proposed Dissolution, and the expenses and fees of the Trustee in effectuating the Proposed Dissolution, collectively estimated at approximately $______, will be paid by the Partnership.

BACKGROUND AND PURPOSE OF THE PROPOSED DISSOLUTION

     LACK OF DISTRIBUTIONS. Since the inception of the Partnership, limited partners have received no distributions on their investment. By comparison, the persons controlling the general partner have received substantial benefits that include not only substantial salaries and bonuses from the Company but also a substantial number of options to acquire the Company's common stock at favorable exercise prices. According to the Company's financial reports, Messrs. Chill, Kenner, Wright, Freed, and Beckman collectively own 360,766 options to acquire Company stock at $10.72 per share. Sutherland estimates that, as of May 4, 1998, the collective value of these options was over $4.3 million (based on the May 4, 1998 stock price of $22.875 per share).

     FAILURE OF GENERAL PARTNER TO PROTECT THE INTERESTS OF LIMITED PARTNERS. Based on recent actions by the general partner, Sutherland believes that the general partner has subordinated the interests of limited partners to those of the Company's management, some of whom control the general partner, and to the interests of the Company's public stockholders. In August of 1996, the general partner proposed to cause the Partnership to sell all of its stock in the Company in a public offering. Sutherland and many other limited partners, believing that such a sale was not in the best interest of the Partnership because the market had not been informed of a significant increase in the Company's earnings, opposed the sale. In the face of that limited partner opposition, largely organized and spearheaded by The Mills Law Firm on behalf of a number of limited partners, the general partner abandoned the proposed sale.

     Rather than diligently explore ways to enhance value for limited partners, the general partner permitted a public offering of stock by the Company in November of 1996 at approximately $13.00 per share and before the announcement of a significant improvement in the Company's earnings for the fourth quarter ending September 30, 1996. Shortly after public announcement of the Company's fourth quarter earnings, the price of the stock increased to approximately $20. A principal effect of the offering of stock by the Company was to dilute the Partnership's stock ownership from 100% to approximately 67%. By creating a 33% public stockholder minority, the Company (with the general partner's cooperation) made it more difficult for the Partnership to dispose of the Company as a whole. It also benefited holders of options to purchase stock of the Company, such as the persons who control the Partnership, by creating a public market that both gave greater value to the options and a ready market into which to sell shares acquired on exercise of options. Sutherland does not believe the Partnership received any material benefit from the public offering by the Company.

     In September of 1997, the general partner proposed a plan of dissolution (the "GP Plan") that would have dissipated entirely any control premium that might be obtained for the Partnership's 67% controlling interest in the Company. Under the GP Plan, the Partnership Agreement was to be amended to permit limited partners to withdraw their capital, those limited partners desiring to do so could exchange their limited partnership units for their pro rata share of stock of the Company, all shares so withdrawn had to be sold immediately in an underwritten public offering, and all shares not withdrawn would remain in the Partnership for distribution to limited partners 360 to 720 days after commencement of implementation of the GP Plan. Sutherland believed that the general partner's plan was both unfair to limited partners and violated the partnership agreement. The general partner's plan did not afford any opportunity for the Partnership (and indirectly the limited partners) to capture a control premium. The compulsory public offering forced those limited partners who chose to withdraw their capital in the form of shares to sell the shares immediately at a discount to market and to pay material underwriters' and brokers' fees and other expenses. As a result, the net proceeds to limited partners would likely have been materially less than in an ordinary broker's transaction. Those limited partners who elected not to withdraw their capital would have been forced to wait from one to two years (and possibly longer) after implementation commenced to receive a distribution of capital. Sutherland further believes that the primary purpose of the GP Plan was to ensure that the Partnership's 67% ownership interest was dispersed into the hands of a large number of public holders of stock, which would thereby destroy the concentration of ownership that resides in the Partnership. Such a result would be likely to aid incumbent management in retaining control of the Company and fending off any change of control transaction.

     Sutherland was also aware that certain limited partners had instituted two lawsuits, one in the Court of Chancery of the State of Delaware (the "Chancery Court") and one in the United States District Court for the Northern District of California (the "District Court"), challenging the conduct of the general partner and the persons controlling the general partner. The complaints in those lawsuits were later amended to seek an injunction against the GP Plan. On October 23, 1997, the Chancery Court preliminarily enjoined the GP Plan, finding that it was likely that the plan's terms violated the partnership agreement. On March 19, 1998, the Delaware Supreme Court affirmed the Chancery Court's grant of a preliminary injunction. On November 6, 1997, the District Court issued a temporary restraining order against implementation of the GP Plan, finding that the plaintiff had raised serious questions as to whether the plan violated federal law relating to limited partnership roll-ups and as to whether the general partner failed to disclose properly what actions limited partners needed to take to require the general partner's plan to be approved by two-thirds in interest of the limited partners. Sutherland sought to intervene in the litigation in the District Court, and was permitted to intervene for the limited purpose of expressing her views on class certification. As of the date of this Proxy Statement, both the Chancery Court's injunction and the District Court's restraining order remain in effect. See "Summary of Certain Pending Litigation."

     On December 29, 1997, limited partners commenced a second lawsuit in the Chancery Court to challenge certain stock options granted by the Company to certain of its current and former directors and executive officers, some of whom control the general partner. See "Summary of Certain Litigation."

     In its proxy statement soliciting votes in favor of its now enjoined plan, the general partner indicated that the Partnership had outlived its purpose, stating: "THERE IS NO BUSINESS PURPOSE OR BENEFIT TO INVESTORS HOLDING INTERESTS IN A PARTNERSHIP, THE SOLE PURPOSE AND ACTIVITY OF WHICH IS TO HOLD PUBLICLY TRADED SHARES OF A SINGLE CORPORATION." Sutherland agrees, but believes that the Partnership should now take appropriate steps to ensure not only liquidity for limited partners, but that limited partners also receive the maximum return reasonably attainable on their investment. Sutherland believes that the best return to limited partners is most likely to result from a sale of the Partnership's 67% ownership interest in the Company in a change of control transaction in which the Partnership (and possibly minority stockholders of the Company) receives a higher price per share than the current market price for the Company's common stock.

     FAILURE OF GENERAL PARTNER TO SEEK OUT A CONTROL PREMIUM. Sutherland has been advised that, in the pending Chancery Court litigation, the general partner has consistently argued that there was no significant interest on the part of any person in acquiring the Company. However, Sutherland has learned that, in discovery in the Chancery Court litigation, the plaintiffs confirmed that the general partner had made no significant effort since January of 1994, at the latest, to explore a sale of the Company or other change of control transaction, even though the Company's results of operations had significantly improved since 1994, making it a more attractive acquisition candidate, and the stock market had also improved significantly. Based on the proxy statement for the GP Plan and discovery in the Chancery Court litigation, it appears that the only effort relating to exploring a change of control transaction made by or on behalf of the general partner within the last four years was that Bear Stearns & Co., one of the general partner's prime advisers, made a limited inquiry in August 1996 concerning a sale of the Company. That inquiry, which apparently consisted only of mailing a prospectus about the Company to seven industrial companies and three financial institutions, was made prior to the Company's public offering and prior to the announcement of the significant increases in the Company's earnings for the fourth quarter ended September 30, 1996. No such inquiry was made contemporaneously with the general partner's proposed GP Plan.

     ATTRACTIVENESS OF THE COMPANY AS AN ACQUISITION CANDIDATE. An expert retained by the plaintiffs in the Chancery Court litigation stated in an affidavit filed in that action that the Company appears to be an attractive candidate for being acquired. That statement appears to be supported by an investigation recently conducted on Sutherland's behalf involving consultations with experts, investment bankers, and corporate managers. Based on this investigation, Sutherland has concluded that, if the Partnership's controlling block of stock in the Company is marketed, it is likely that one or more buyers will be willing to pay a significant premium over the current market price for the stock.

     GENERAL PARTNER HINDERED BY CONFLICTS OF INTEREST.   Sutherland also
believes that the general partner has interests that materially conflict with those of the Partnership and its limited partners. This conflict arises because the general partner is dominated and controlled by individuals who are also directors, principal executive officers, or both, of the Company. The interests of the Company's management and public stockholders are not the same as the interests of the Partnership and the limited partners. Sutherland believes that this material conflict of interest is the principal reason that the general partner failed to make any significant inquiries concerning a possible sale of the Company as an alternative to the general partner's ill-conceived plan of withdrawal and dissolution that has been enjoined by both the Chancery Court and the District Court.

     NEED FOR INDEPENDENT TRUSTEE. Sutherland believes that the Partnership has outlived its utility, that the general partner continues to refuse to explore change of control transactions that might yield a premium for the Partnership's 67% stock ownership of the Company, and that the general partner has material conflicts of interest. Thus, Sutherland believes that the affairs of the Partnership would best be wound up by an independent liquidating trustee who will not be hampered by any conflict of interest and who will actively seek out change of control transactions in an effort to maximize the return to limited partners.

CONDITIONS TO THE PLAN OF DISSOLUTION

     The Proposed Dissolution will not be consummated unless the following conditions are satisfied:

     - Limited partners holding at least a majority of the outstanding units grant to Sutherland a proxy to execute on their behalf a written consent of limited partners removing the general partner, dissolving the Partnership, appointing [name] as a liquidating trustee pursuant to Section 17-803(a) of the Act, adopting the plan of dissolution, selecting special counsel, and approving the opinion of special counsel required by the partnership agreement;

     -    All necessary regulatory approvals, if any, shall have been obtained;

     - No provision of applicable law or regulation and no judgment, injunction, order or decree prohibits implementation or consummation of the plan of dissolution; and

     - All actions by or in respect of or filing with any governmental body, agency, official authority required to permit the consummation of the plan of dissolution shall have occurred.

EXPENSES OF THE PLAN OF DISSOLUTION

     The following table sets forth the material expenses estimated to be incurred by the Partnership in connection with the implementation and consummation of the Proposed Dissolution, exclusive of the expenses of identifying, negotiating and consummating any change of control transaction and the fees and expenses of any investment banking firm, brokerage firm or similar professional hired by the Trustee to assist in attempting to identify and consummate a change of control transaction:


                                                        AMOUNT INCURRED OR
                                                     ESTIMATED TO BE INCURRED
     SEC Registration Fees                                   $    [    ]
     Solicitation and Mailing Expenses                            [    ]
     Solicitation Agent Fee                                       [    ]
     Trustee's Fees (1)                                           [    ]
     Fees and Expenses of Opinion of Counsel (2)                  [    ]
     Printing Costs                                               [    ]
     Repayment of Promissory Note Payable to the Company (3)      [    ]
     Miscellaneous                                                [    ]
                                                             -----------
             Total                                           $    [    ]

     --------------------------
     1. The Trustee will receive fees based on an hourly rate of $[ ] per hour. See "Plan of

          Dissolution; Trustee's Fees and Expenses" and
          "About the Trustee."

     2. Represents the fees and expenses incurred by [name] in rendering their opinion pursuant to Section 12(d) of the partnership agreement.

     3. The general partner represented in its Joint Proxy Statement and Prospectus dated September 19, 1997 in connection with the GP Plan that $650,000 was due from the Partnership to the Company in respect of expenses paid by the Company on behalf of the Partnership. Sutherland does not have more current information on the amount that may be actually due under such note or such other undisclosed indebtedness of the Partnership to the Company, but believes that the total amount of such indebtedness may be substantially higher than $650,000.



SOLICITATION OF PROXIES FROM LIMITED PARTNERS

     Limited partners are being asked to grant to Sutherland a proxy to execute a written consent of limited partners adopting the Proposed Dissolution, including the removal of the general partner for the reasons set forth in this Proxy Statement, dissolution of the Partnership, appointment of [name] as liquidating trustee for the Partnership, the adoption of the plan of dissolution attached as Exhibit A to this Proxy Statement and incorporated herein by reference, selection of special counsel, and approval of the opinion of counsel attached as Exhibit B to this Proxy Statement. As a condition to the Proposed Dissolution, holders of at least a majority in interest of outstanding Partnership units must grant proxies to Sutherland in order for Sutherland to be authorized to execute a written consent of limited partners taking the actions described above. Sutherland intends to execute a written consent of limited partners as soon as practicable after receipt of proxies from the holders of at least a majority of the outstanding units. As of the date of this Proxy Statement, there were 800 units of partnership interest outstanding held by approximately 1,850 limited partners of record.

YOU ARE URGED TO GRANT YOUR PROXY TO SUTHERLAND TO CONSENT TO THE PROPOSED DISSOLUTION BY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY IN THE ENVELOPE THAT HAS BEEN INCLUDED FOR YOUR CONVENIENCE.

PLEASE RESPOND.  YOUR PROXY IS IMPORTANT.



MARKET PRICE FOR UNITS

     There is no established market for units of limited partnership interest. The general partner has indicated that assignments of units have been extremely limited and sporadic. The partnership agreement does not permit assignment of units by limited partners without the consent of the general partner.


                               PROXY PROCEDURES

     This Proxy Statement is furnished in connection with the solicitation of proxies to authorize Sutherland to execute a written consent of limited partners of the Partnership adopting the Proposed Dissolution. This Proxy Statement, together with the enclosed proxy, were first mailed to limited partners on or
about [May   ], 1998.

     The costs of soliciting proxies are being advanced by attorneys for Sutherland, who are also the attorneys representing certain limited partners in litigation against the general partner and against the persons controlling the general partner. The attorneys advancing such costs will be reimbursed by the Partnership for such costs in the event that the Proposed Dissolution is adopted. The attorneys will also reimburse custodians for their reasonable expenses for forwarding proxy materials to beneficial owners of units, subject to reimbursement by the Partnership in the event that the Proposed Dissolution is adopted. Neither Sutherland, nor the Partnership, will reimburse the attorneys for proxy solicitation costs if the Proposed Dissolution is not adopted.

     [Name] (the "Solicitation Agent") has been retained to assist Sutherland in the solicitation of proxies for a customary fee, the estimated amount of which is included under "The Proposed Dissolution - Expenses of the Plan of Dissolution." The Solicitation Agent's fees will be advanced by the attorneys for Sutherland, and will be reimbursed by the Partnership if the Proposed Dissolution is adopted.

RECORD DATE

     The partnership agreement contains no provisions for the fixing of a record date in connection with the solicitation of proxies or the execution of a written consent. Accordingly, no record date has been fixed. Proxies granted to Sutherland will be valid for one year or until their earlier revocation. In the event that Sutherland receives proxies from the holders of at least a majority in interest of outstanding units and executes a written consent to the actions proposed in this Proxy Statement, Sutherland believes that to the extent a record date is relevant, it will be the date on which the written consent is executed and delivered to the Partnership.

     The proxy granted to Sutherland will also be valid for voting at any meeting of limited partners called for the purpose of voting on the Proposed Dissolution. The proxy granted to Sutherland will not authorize Sutherland to take any other action by written consent or to vote at any meeting on any matter other than the Proposed Dissolution.

     The solicitation of proxies will continue until Sutherland has received sufficient proxies to take the action by written consent contemplated by this Proxy Statement or Sutherland determines to abandon the solicitation by reason of (i) the inability to obtain proxies from the requisite number of holders of units or (ii) a determination by Sutherland that a transaction more beneficial to limited partners than the Proposed Dissolution obviates the need for the Proposed Dissolution.

     Proxies given by limited partners pursuant to this Proxy Statement are revocable at any time prior to the execution and delivery by Sutherland to the Partnership of a written consent of limited partners taking the actions described in this Proxy Statement. Revocation may be effected by delivering to Sutherland a written revocation of a proxy, by delivering to Sutherland a later dated proxy, or in the event that a meeting of limited partners is called to consider the actions proposed to be taken by written consent as described in this Proxy Statement, by attending such meeting and voting in person.

     Limited partners are requested to give their proxies to Sutherland by completing the enclosed form of proxy and returning it signed and dated by mail, overnight courier or hand delivery to the address set forth below:

     IF BY HAND:                   IF BY MAIL:
     [address]                     [address]


CONSENT REQUIRED

     To take action by written consent, Sutherland must receive proxies from the holders of a majority of the outstanding units of limited partnership interest. A failure to return a proxy to Sutherland or an abstention by a limited partner is tantamount to a vote against the Proposed Dissolution. Therefore, each limited partner who desires to consent to the plan of dissolution must return a proxy to Sutherland so that Sutherland may execute on behalf of such limited partner a written consent in favor of the Proposed Dissolution.

     Each limited partner of record is entitled to give a proxy to Sutherland to authorize Sutherland to execute a written consent on behalf of such limited partner. Only proxies granted by limited partners who are limited partners on the date they execute the proxy and remain limited partners of record on the date on which Sutherland executes the written consent taking the actions described in this Proxy Statement will be valid. Proxies solicited by Sutherland will be voted in accordance with the directions on the proxy.

     WHERE NO INSTRUCTIONS ARE INDICATED, THE PROXIES WILL BE VOTED FOR THE PROPOSED DISSOLUTION.

PROBABLE LACK OF APPRAISAL RIGHTS

     Neither the partnership agreement nor Delaware law provides any right to limited partners to dissent from the Proposed Dissolution or to have their units appraised or redeemed as a result of the adoption of the Proposed Dissolution.

     In the event that the Trustee proposes a transaction or series of transactions that constitute a limited partnership roll-up under federal law, limited partners may be afforded appraisal rights. In connection with a limited partnership roll-up, limited partners must either (i) approve the roll-up transaction by the affirmative vote of the holders of 75% in interest of limited partners, (ii) be afforded appraisal rights, (iii) appoint a committee to review, negotiate about and/or recommend the transaction or (iv) be afforded an opportunity to retain a comparable investment. In addition, certain transactions that would otherwise be within the definition of roll-up under federal law are exempt from the definition of roll-up if they are approved by two-thirds in interest of the limited partners.

     Because it is not possible at this time to predict what transaction, if any, the Trustee will enter into in connection with the disposition of the Partnership's assets, it cannot be determined at this time whether the transaction will be subject to the federal limited partnership roll-up rules and regulations or, if subject to such rules and regulations, whether appraisal rights will be offered to limited partners.

PARTNERSHIP UNITS AND PRINCIPAL HOLDERS THEREOF

     As of the date of this Proxy Statement, the Partnership has reported that there are 800 units of limited partnership interests outstanding held by approximately 1,850 limited partners of record. As of the same date, no person was reported by the Partnership, and no person is known to Sutherland, to own beneficially more than 5% of the outstanding units.

                               THE PARTNERSHIP

     The Partnership is a Delaware limited partnership organized in 1986 for the purpose of acquiring the Company. An aggregate of 800 Units were issued for aggregate capital contributions of approximately $78.4 million, which were used to fund a portion of the purchase price for the Company. Since its formation, the Partnership has conducted no business other than its ownership of the Company, and the Partnership owns no assets other than common stock of the Company. Based on publicly available information, Sutherland believes that the Partnership's only material liability consists of a note payable to the Company for costs incurred by the Company on the Partnership's behalf relating to the development of earlier restructuring proposals that were not carried through. Sutherland has not been able to determine the actual amount of such liability, but believes it has to be at least $650,000, though it may be substantially higher. Since its acquisition, the Company has been highly leveraged and all cash remaining after payment of debt service and operating costs has been reinvested in the Company's business. Under certain loan agreements to which the Company is a party, the Company is prohibited from paying dividends or making distributions to its stockholders, including the Partnership. Consequently, the Company has not paid a dividend or made any distributions since its acquisition by the Partnership, and the Partnership has never made a cash distribution to its partners.

     Originally, the Partnership owned 100% of the common stock of the Company. In November, 1996, the general partner of the Partnership permitted the Company to make a public offering of stock. As a consequence, the Partnership's ownership of the Company's stock was diluted to 5,781,250 shares, representing about 67% of the Company's currently issued and outstanding common stock.

     The sole general partner of the Partnership is SI Management, L.P., a Delaware limited partnership. The sole general partner of SI Management, L.P. is Synthetic Management G.P., a Georgia general partnership having five general partners consisting of five Delaware corporations controlled, respectively, by Leonard Chill, Ralph Kenner, William Gardner Wright, Jr. and
W. Wayne Freed, current executive officers of the Company, and Jon P. Beckman, a former executive officer of the Company who is now a paid consultant to the Company.

                              THE COMPANY

     The Company is a Delaware corporation founded in 1969 to produce polypropylene-based primary carpet backing. Since that time the Company's business has expanded into the manufacturing and sale of a full line of polypropylene-based industrial fabrics, specialty yarns and geotextiles.

     The Company is one of the world's leading producers of polypropylene fabrics and fibers for the home furnishing, construction, environmental, recreational and agricultural industries. The Company manufactures and sells more than 2,000 products in over 65 end-use markets. The Company believes that it is the second largest producer of carpet backing in the world and is the largest producer of synthetic fiber additives for concrete reinforcement through its Fibermesh-Registered Trademark- line of products. The Company also produces polypropylene products for the geotextile and erosion control markets and is a leader in designing innovative products for speciality applications. The Company's products are engineered to meet specific customer criteria such as strength, flexibility, resistance to sunlight and water/air permeability. The Company aims to compete in markets in which it can be the primary or secondary provider of such products, with over 93% of its products meeting this criterion. The Company's consolidated sales have grown from $195 million in fiscal 1992 to net sales in excess of $345 million in fiscal 1997.

     As a result of its public offering of common stock in November 1996, the Company currently has 8,656,250 shares of common stock outstanding, of which the Partnership owns 5,781,250 shares or approximately 67%. The Common Stock trades under the symbol "SIND" on the Nasdaq National Market.

     The principal executive office of the Company is located at 309 LaFayette Road, Chickamauga, Georgia 30707, and its telephone number is (706) 375-3121.

               SELECTED FINANCIAL DATA CONCERNING THE PARTNERSHIP

     Since its inception in 1986, the Partnership has conducted no business other than to own and vote its shares of common stock of the Company. In the partnership's annual report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 1997, the general partner stated that because the Partnership has no independent operations or assets other than its investment in the Company, the Partnership's financial statements are substantially identical to those of the Company, with the exception of the publicly-owned minority interest in the Company and the amount due to the Company for expenses of the Partnership paid by the Company on behalf of the Partnership. Sutherland believes that the amount of the Partnership's indebtedness to the Company is at least $650,000, and that it may be substantially higher.

     The selected financial data presented below is reproduced from the Partnership's annual report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 1997. Sutherland disclaims any responsibility for the completeness or accuracy of the information reproduced below. SEE ALSO "Financial Information About the Partnership" and Exhibits C and D to this Proxy Statement.


                                      Year Ended September 30,


                                 1997      1996       1995       1994       1993
 SUMMARY OF OPERATIONS
 DATA:

 Net sales                   $345,572  $299,532   $271,427   $234,977   $210,516

 Gross profit                 112,385    91,211     76,721     82,672     68,335

 Operating income              50,291    37,813     28,687     41,007     29,921

 Income from continuing
 operations before
 provision for income
 taxes, minority interest
 in subsidiary net income
 and extraordinary item        29,552    14,341      5,436     20,257    8,134

 Income from continuing
 operations before
 minority interest in
 subsidiary net income
 and extraordinary item        17,011     7,441      1,936     11,657    3,662

 Income from continuing
 operations attributable
 to limited partners            3,165     7,367      1,917     11,540    3,625

 Income from discontinued
 operations                         -         -          -          -    1,420

 Extraordinary item -
 loss from early              (11,950)        -          -          -   (8,892)
 extinguishment of debt

 Cumulative effect of
 accounting change                  -         -          -          -   (8,500)

 Net Income (loss)              3,197     7,441      1,936     11,657   (12,310)

 Income from continuing
 operations per limited
 partnership unit               $3.96     $9.21      $2.40     $14.43    $4.53

 Limited partnership
 units outstanding                800       800        800        800     800

 BALANCE SHEET DATA:

 Working capital              $88,032   $63,418    $69,041    $44,116    $42,057

 Total assets                 394,795   323,756    312,302    287,935    260,374

 Long-term debt               220,464   194,353    192,048    172,490    164,723

 Partners' capital             68,876    65,185     57,758     55,819    44,425


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The discussion below is based on the Internal Revenue Code of 1986 (as amended) (the "Code"), Treasury Regulations (including proposed regulations) promulgated thereunder, administrative pronouncements and judicial decisions, each as now in effect, all of which are subject to change, possibly with retroactive effect. The discussion below does not purport to address federal income tax consequences applicable to particular categories of persons, some of which (for example, financial institutions, insurance companies, foreign investors or persons who acquired their Partnership interests generally within a two-year period of the implementation of the Proposed Dissolution) may be subject to special rules. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service, and the description of the income tax consequences below is not binding on the Internal Revenue Service. Limited partners should consult their own tax advisors in determining the specific federal, state, local, foreign and any other tax consequences to them of the implementation of the Proposed Dissolution. The limited partners are not indemnified for any federal income taxes or other taxes that may be imposed upon them and the imposition of any such taxes could reduce the value of the Proposed Dissolution to any particular limited partner.

     The following discussion of federal income tax considerations assumes that pursuant to the Proposed Dissolution either cash resulting from a sale by the Partnership of its common stock of the Company or the shares of the Company's common stock owned by the Partnership will be distributed to limited partners. It is possible that the Trustee may determine that some other transaction will result in a greater return to the Partnership and the limited partners. Any such transaction may have tax consequences that are materially different from those discussed above. Accordingly, there is no assurance that the actual tax consequences from implementation of the Proposed Dissolution will be as described above. Because Sutherland cannot determine at this time what transaction the Trustee may in fact consummate, it is not possible to predict the tax consequences of the transaction.

CLASSIFICATION AS A PARTNERSHIP

     The federal income tax consequences of the Proposed Dissolution depend, in part, on the Partnership being classified as a partnership for federal tax purposes. On December 17, 1996, the Internal Revenue Service issued Treasury Regulation Sections 301.7701-1 through 301.7701-3 (the "Check-the-Box Regulations"), thereby changing the longstanding entity classifications regulations that were in effect at the time the Partnership was formed.
Under the Check-the-Box Regulations, a domestic entity formed under a state limited partnership law is by default a partnership for federal income tax purposes, unless such entity elects to be taxed as a corporation. The Partnership is a limited partnership that was validly formed and has been recognized as a limited partnership at all times since its inception under the Act. The Partnership has claimed to be a partnership for federal income tax purposes since its inception. Sutherland has no reason to believe that the classification of the Partnership was or is under examination by the Internal Revenue Service. Assuming the general partner does not cause or otherwise permit the Partnership to elect to be taxable as a corporation, the Partnership will remain a partnership for federal income tax purposes.

     If, for any reason, the Partnership were treated for federal income tax purposes as a corporation, the federal income tax consequences of the implementation of the Proposed Dissolution would be different from the description in this "Certain United States Federal Income Tax Considerations." The Partnership would be required to pay federal income tax at corporate tax rates on any net gain realized upon the sale or other disposition or the distribution of the Common Stock to the Partners. Limited partners generally would recognize gain or loss upon the distribution of Common Stock.

PRINCIPLES OF PARTNERSHIP TAXATION APPLICABLE TO THE PROPOSED DISSOLUTION

     Subject to exceptions not applicable to the implementation of the Proposed Dissolution and the discussion of Section 731(c) of the Code below, a partner does not recognize gain upon the distribution of property by a partnership to the partner, except to the extent that any money distributed exceeds the adjusted basis of the partner's interest in the partnership immediately before the distribution. The partner does not recognize loss upon any such distribution, except when only money and certain other assets not applicable to the implementation of the Proposed Dissolution are distributed. As a general rule, partnerships recognize no gain or loss on the distribution of any property to its partners.

     The basis of property (other than money) distributed by a partnership to a partner other than in liquidation of such partner's interest generally is the partnership's adjusted basis in the property immediately before the distribution but, in no event, shall it exceed the distributee partner's adjusted basis of such partner's interest reduced by any money distributed in the same transaction. In the context of a liquidation of a partner's interest in a partnership, the basis of property distributed to a partner generally is an amount equal to the adjusted basis of such partner's interest in the partnership, generally determined immediately before the liquidation (adjusted to reflect any partnership tax items subsequently allocated to such partner), reduced by any money distributed by the partnership to the partner as part of the same transaction.

     Under Section 731(c) of the Code, marketable securities generally will be treated as money for purposes of determining whether partners recognize gain with respect to partnership distributions as described above.
Marketable securities are defined to include, in part, (i) financial instruments that are actively traded within the meaning of Section 1092(d)(1) of the Code, (ii) financial instruments the value of which is determined substantially by reference to marketable securities, (iii) financial instruments that are readily convertible into, or exchangeable for, money or marketable securities, and (iv) any interest in an equity if, at the time the interest is distributed by the partnership, substantially all (i.e., 90 percent or more) of the assets of the entity consist of money, marketable securities or both. In addition, any interest in an entity will be treated as a marketable security at the time the interest is distributed by the partnership. This latter provision applies only if less than 90 percent but 20 percent or more of the assets of the entity (determined by value) at the time the interest in the entity is distributed consist of money, marketable securities or both.

     The Company's common stock is currently listed on the Nasdaq National Market and Sutherland believes it likely that it will be so listed if and when distributed by the Partnership under the Proposed Dissolution. In such event, the common stock will be a marketable security within the meaning of
Section 731(c) of the Code at that time. Applicable Treasury Regulations provide that Section 731(c) of the Code does not apply, however, to marketable securities if the following conditions are met: (1) such securities must not have been marketable when acquired by a partnership, (2) the entity that issued the securities had no outstanding marketable securities at the time such securities were acquired by the partnership, and
(3) the partnership distributed such securities within five years of the date the securities became marketable. To the best of Sutherland's knowledge the first two of these three conditions have been met. Therefore, if the Company's common stock is distributed under the Proposed Dissolution, the distribution should qualify for this exception to Section 731(c) of the Code provided that the distribution is completed in accordance with the Proposed Dissolution.

     Despite qualifying for the exception discussed in the immediately preceding paragraph, the common stock could be a marketable security in whole or in part subject to Section 731(c) of the Code if 20 percent or more of the Company's assets consist of marketable securities, cash or both at the time the common stock was acquired by the Partnership or at the time it is distributed by the Partnership. Sutherland believes, based on prior representations of the general partner and the Company, that, at the time the Partnership acquired the common stock and at all times since then, the Company has not held money, marketable securities, or both having a total value equal to or exceeding 20 percent of the total value of all assets of the Company ("excessive money and marketable securities"). Provided that the Company does not acquire excessive money and marketable securities and the Partnership does not acquire money or marketable securities prior to completion of the Proposed Dissolution, if the Company's stock is distributed to the limited partners under the Proposed Dissolution, such distribution will not be subject to the application of Section 731(c) of the Code.

     This discussion assumes that the Proposed Dissolution will be completed
(1) by March 1, 2002; (2) at a time when less than 20 percent of the Company's assets consist of marketable securities, cash or both; and (3) at a time when the Partnership does not hold or own money or other marketable securities. If the Proposed Dissolution is approved by the limited partners, the distribution of the Company's common stock will occur, if at all, as described in this Proxy Statement. Depending on all of the facts and circumstances, the federal income tax consequences of failing to meet those conditions may be minimal. Any gain recognized by a limited partner under
Section 731(c) of the Code upon a later distribution of common stock (or other marketable securities) generally would be reduced by an amount equal to the excess of such limited partner's share of total net gain in the Partnership's marketable securities that would be recognized if the Partnership sold all of its marketable securities before such distribution over such limited partners' share of such gain immediately after the distribution.

TREATMENT OF A DISTRIBUTION

     Based on the discussion above, neither the Partnership nor any partner will recognize gain or loss in the event of the distribution of common stock pursuant to the Proposed Dissolution. The total tax basis of the common stock distributed to each limited partner will equal the total tax basis of such limited partner's Units as determined immediately before a distribution of stock made pursuant to the Proposed Dissolution (as adjusted to reflect any Partnership tax items subsequently allocated to such limited partner).

TREATMENT OF REPAYMENT OF PARTNERSHIP LIABILITIES AND PLAN COSTS

     As part of the implementation of the Proposed Dissolution, the Partnership will repay all of its outstanding liabilities (including costs that it has incurred in connection with the Proposed Dissolution) by selling shares of the Company's common stock. The use of common stock to repay such liabilities will result in the recognition of taxable gain or loss which (along with the costs of the Proposed Dissolution) will be allocated to the partners in accordance with the terms of the partnership agreement. The partners will recognize taxable gain or loss resulting from the use of common stock to repay the liabilities. It is also not expected that the Partnership's costs materially will exceed the estimated costs.
Nevertheless, any such variance could result in additional taxable income being recognized by the partners. In addition, any other expenses of the partners paid by the Partnership pursuant to the terms of the Proposed Dissolution could result in additional taxable income being recognized by the partners. Each limited partner should consult such limited partner's own tax advisor regarding the tax consequences of the repayment of Partnership liabilities and costs of the Proposed Dissolution relevant to such limited partner.

OTHER TAX MATTERS

     Sutherland cannot guarantee that any federal income tax consequences described in this section will be available. The availability of the federal income tax considerations as described above is, in large part, dependent on past, present and future facts and circumstances. Thus, the views of Sutherland represent only Sutherland's best judgment. The views cannot be relied upon if any of the material facts contained in the relevant documents or if any of the assumptions are, or later become, materially inaccurate.
The views have no binding effect or official status of any kind, so that no assurance can be given that the views would be sustained by a court, if contested, or that legislative or administrative changes or court decisions will not be forthcoming which would require modifications of the statements and conclusions expressed herein. Moreover, Sutherland has not requested and will not request a private ruling from the Internal Revenue Service regarding the classification of the Partnership as a partnership for federal income tax purposes or regarding any of the tax consequences of the Proposed Dissolution. The Internal Revenue Service is not precluded from challenging the tax consequences of the Proposed Dissolution described above.

     EACH PARTNER ALSO SHOULD BE AWARE THAT THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR PARTNER IN LIGHT OF HIS OR HER CIRCUMSTANCES AND INCOME TAX SITUATION. FOR THESE REASONS, EACH PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH PARTNER OF THE IMPLEMENTATION OF THE PLAN.

STATE AND OTHER TAX MATTERS

     In addition to the federal income tax consequences described in "Certain United States Federal Income Tax Considerations," the limited partners should consider the foreign, state and local tax consequences of the implementation of the Proposed Dissolution. Foreign, state and local tax law may differ substantially from federal income tax law, and the discussion above does not describe any aspect of foreign, state or local taxation. Each partner should consult his, her or its own tax advisor with respect to such tax matters.

              SUMMARY OF CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT

     The Partnership Agreement governs the relationship among the partners and establishes the respective rights and obligations of the general partner and the limited partners. Some of the principal provisions of the Partnership Agreement have been summarized elsewhere in this Proxy Statement. Certain other provisions of the Partnership Agreement are summarized below. For complete information, however, limited partners should read the Partnership Agreement itself, a copy of which was provided to each limited partner in connection with the original sale of Units by the Partnership and is on file with the Securities and Exchange Commission as a part of the Registration Statement relating to the original offering of Units. Sutherland will provide free of charge a copy of the partnership agreement to any limited partner requesting a copy.

     The following statements and other statements in this Proxy Statement concerning the Partnership Agreement and related matters are merely a summary, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Partnership Agreement. Such statements do not and cannot modify or amend the Partnership Agreement.

DISSOLUTION

     Section 11(a) of the partnership agreement provides that the Partnership shall continue its existence until December 31, 2035, unless terminated earlier as a result of:

     (1) the sale or other disposition of all or substantially all of the assets of the Company (other than to an entity owned in whole or in part, directly or indirectly, and controlled by, the Partnership);

     (2) a determination to dissolve the Partnership by a majority in interest of the limited partners;

     (3) the removal, retirement, death, dissolution, insanity or resignation of the general partner or the bankruptcy or insolvency of the general partner which is not discharged or vacated within 90 days from the date thereof, unless all of the limited partners agree to continue the business of the Partnership within 120 days of the occurrence of such an event; or

     (4) the occurrence of any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

ALLOCATION OF PROFITS, LOSSES AND DISTRIBUTIONS, PRIORITY RETURN

     The Partnership Agreement provides that income, gains, losses, deductions, credits and distributions of the Partnership will generally be allocated among and credited 99% to the Limited Partners in proportion to their respective capital account contributions and 1% to the General Partner until such time as the aggregate of distributions of cash and other property to all of the Partners is equal to the aggregate capital account contributions of all of the Partners plus an amount equivalent to a return thereon of 6%, compounded annually (referred to in the Partnership Agreement as the "Priority Return"). As of September 1998, the Priority Return would be reached if the Partnership distributed approximately $190,000 per unit, which amount would be distributed if the Partnership received approximately $27 per share for its stock in the Company in a sale of the Company. After the Priority Return has occurred and until the liquidation and termination of the Partnership, income, gains, losses, deductions, credits and distributions of the Partnership will be allocated 70% to the limited partners in proportion to their respective capital contributions and 30% to the general partner. Upon the liquidation and termination of the Partnership, distributions will be allocated 99% to the limited partners in proportion to their respective capital account contributions and 1% to the general partner until the Priority Return is paid. After the Priority Return is paid, distributions generally will be allocated 70% to the limited partners in proportion to their respective capital account contributions and 30% to the general partner. A clause in the partnership agreement provides that, after the Limited Partners have received the Priority Return in a sale of the Company or in the liquidation of the Partnership, the balance of the gain received by the Partnership in such a sale or liquidation is to be "allocated to the least extent necessary to cause the aggregate Capital Accounts of the General Partner and of the Limited Partners to be in a ratio of 30% for the General Partner and 70% for the Limited Partners." The general partner and certain limited partners who claim to have participated in the development of the general partner's enjoined plan of withdrawal and dissolution have contended, apparently relying on this clause, that the General Partner would be entitled to approximately the first $60 or $65 million of distributions made by the Partnership after the Priority Return is reached. Sutherland believes that this contention by the general partner and the general partner's application of the clause in question are both incorrect and inconsistent with representations made to limited partners in the Partnership's original offering materials used in connection with the sale of limited partnership units. Sutherland's attorneys, and an expert consulted by them, have concluded that the capital accounts of the general partner and of the limited partners will be actually or approximately equal to zero after distributions are made sufficient to cause the Priority Return to be reached and that therefore the clause relied on by the general partner will have no monetary effect. Sutherland's attorneys further believe that the purpose of the clause in question was to adjust partnership distributions in the event that the Priority Return was reached prior to a sale of the Partnership or liquidation of the Company and all profits of the Partnership were not distributed prior to such sale or liquidation. If the Proposed Dissolution is approved, the Priority Return will be reached, if at all, only as a result of the liquidation of the Partnership and/or sale of the Company, because the Partnership has never made any distributions. Accordingly, Sutherland's attorneys believe that the clause in question will not be implicated in a manner that would cause it to significantly affect distributions to the limited partners. However, although Sutherland's attorneys believe that it is unlikely that a court would accept the general partner's application of the clause, it is possible that a court could do so, in which case the return received by the limited partners in the Proposed Dissolution could be significantly reduced.

VOTING RIGHTS OF LIMITED PARTNERS

     The limited partners do not have the right to participate in the management or control of the Partnership's business. The partnership agreement provides that the limited partners may, by vote of the limited partners whose interests in the aggregate exceed fifty percent (50%) of the interests of the limited partners who are then partners in the Partnership,
(i) dissolve the Partnership; or (ii) remove any general partner.

     Meetings may be called by limited partners holding more than ten percent (10%) of the then outstanding partnership interests for any matters for which the partners may vote as set forth in the partnership agreement. If limited partners desire to exercise their voting rights with respect to (a) a proposed sale, exchange, mortgage, pledge, transfer, financing or refinancing of all or substantially all of the assets of the Partnership or (b) removal of the general partner, an opinion must be delivered to the Partnership by counsel selected by limited partners whose aggregate interests exceed ten percent (10%) of the aggregate interests of all of the limited partners. The opinion must state that the actions to be taken (i) are legal, (ii) may be effected without subjecting any limited partner to liability as a general partner under the laws of the State of Delaware or of any other jurisdiction in which the Partnership is doing business and (iii) may be effected without changing the status of the Partnership for tax purposes. In addition, the partnership agreement requires that such opinion be affirmatively approved in writing by limited partners whose aggregate interests in the Partnership equal at least the same percentage in interest of the limited partners as is required to take the action to which the opinion relates.

     The partnership agreement, however, provides that an opinion need not be obtained as regards matters referenced in clause (ii) of the preceding paragraph if a court having appropriate jurisdiction has entered a judgment that the actions to be taken may be effected without subjecting any limited partner to liability as a general partner under the laws of the State of Delaware or any other jurisdiction in which the Partnership is doing business. Likewise, an opinion need not be obtained as regards matters referenced in clause (iii) of the preceding paragraph if a court having appropriate jurisdiction has entered a judgment, or the Internal Revenue Service has issued a ruling, that the actions to be taken may be effected without changing the status of the Partnership for tax purposes.

     Sutherland has obtained the opinion of such counsel as required by the partnership agreement. A copy of the opinion appears as Exhibit B to this Proxy Statement. In addition to seeking proxies in favor of the Proposed Dissolution, this Proxy Statement also solicits proxies granting Sutherland the authority to execute a written consent of limited partners selecting [name] as counsel for purposes of rendering the opinion called for by the partnership agreement and approving the opinion of counsel rendered by [name].

REMOVAL, WITHDRAWAL, BANKRUPTCY, INSOLVENCY, DISSOLUTION, RETIREMENT OR RESIGNATION OF THE GENERAL PARTNER

     The limited partners may, by vote of a majority in interest, remove any general partner from the Partnership. The general partner is also permitted, at its discretion, to resign at any time. Unless 100% in interest of the limited partners designate a successor general partner within 90 days, the Partnership will be dissolved. In the event of the removal or voluntary withdrawal of the general partner, the general partner ceases to be a general partner of the Partnership and a portion of its interest will be assigned, PRO RATA with the limited partners, to any successor general partner so that the successor general partner has not less than 1% in interest in the Partnership. Any such interest not so assigned will, at the option of the Partnership, either be wholly converted into a special limited partner interest and retained by the General Partner or partially purchased by the Partnership for its appraised value in accordance with the terms of the Partnership Agreement and partially converted into a special limited partner interest entitling the removed or voluntarily withdrawn general partner to receive 7.5% of all distributions to partners after the Priority Return has occurred. In the event of the bankruptcy, insolvency, dissolution, retirement or resignation of the General Partner, if 100% in interest of the limited partners appoint a successor general partner, the successor general partner shall succeed to the interest of the bankruptcy, insolvent, dissolved, retired or resigned General Partner without compensation to the latter.

APPLICABLE LAW

     The Partnership Agreement provides that it is to be construed and enforced in accordance with the laws of the State of Delaware.

                              ABOUT THE TRUSTEE

                        [to be provided in amendment]


                   INTEREST OF CERTAIN PERSONS IN THE SOLICITATION

CHARLENE E. SUTHERLAND

     Charlene E. Sutherland is a limited partner of the Partnership. She owns two quarter-units of limited partnership interest. She acquired one of her quarter-units in the Partnership's original offering of units, and she acquired her other quarter-unit in the secondary market. She is a licensed securities principal, a registered representative, a certified financial planner, and a licensed tax practitioner in the State of California. Since January of 1990 she has been a registered investment adviser and broker-dealer with Royal Alliance Investment Advisory Services, Inc., on an independent contractor basis. Royal Alliance Investment Advisory Services, Inc. is not involved in any way with the Proposed Dissolution or the solicitation of proxies for it, and has neither approved nor disapproved Sutherland's actions with respect to the Proposed Dissolution. From 1986 to 1990, Sutherland was a registered representative with Integrated Resources Equity Corp., on an independent contractor basis. From 1979 to 1985, she was employed by Equitec Securities Corp., as a senior account executive.

     From 1990 to 1991, Sutherland served on the board of directors of the American Association of Limited Partners, a lobbying group directly associated with drafting the Limited Partnership Rollup Reform

Act of 1993. Between 1987 and 1990, Sutherland served as the producer and moderator of a local public-access-cable, non-commercial television show called Wealth Management, an informational show for investors.

     Sutherland's father-in-law, Judge Kenneth E. Sutherland, owns one-quarter unit in the Partnership, and a number of her clients own in the aggregate another four and three-quarter units. As a limited partner, Sutherland had serious concerns about the lack of fairness to limited partners of the GP Plan. She sought to intervene in litigation involving the GP Plan in the United States District Court for the Northern District of California, and was permitted to intervene for a limited purpose. See "Summary of Certain Pending Litigation -- United States District Court for the Northern District of California."

     In the event the Proposed Dissolution is approved, Sutherland will be treated no differently than any other limited partner with respect to distributions. However, the fees and expenses incurred by The Mills Law Firm and Smith, Katzenstein & Furlow LLP on Sutherland's behalf in connection with the solicitation of proxies will be paid by the Partnership. If the Proposed Dissolution is not approved, Sutherland will not be obligated to reimburse the fees and expenses incurred by The Mills Law Firm and Smith, Katzenstein & Furlow LLP in connection with their assistance to Sutherland in the solicitation of proxies in favor of the Proposed Dissolution.

THE MILLS LAW FIRM

     The Mills Law Firm, together with Smith, Katzenstein & Furlow LLP, attorneys at law, represent Sutherland in connection with the solicitation of proxies pursuant to this Proxy Statement. The Mills Law Firm owns no units in the Partnership, and other than as described herein, has no interest in the Partnership or in the Proposed Dissolution.

     The Mills Law Firm, together with Smith, Katzenstein & Furlow LLP, represents certain limited partners in the Chancery Court litigation, which is a derivative action and a putative class action, and the District Court litigation, which is a putative class action. See "Summary of Pending Litigation."

     The Mills Law Firm, together with Smith, Katzenstein & Furlow LLP, have participated in the development of the Proposed Dissolution as a means of protecting the interests of the Partnership and its limited partners. The Mills Law Firm, together with Smith, Katzenstein & Furlow LLP, has advanced the costs and expenses of the preparation of this Proxy Statement and the solicitation of proxies by Sutherland. In the event that the Proposed Dissolution is approved and implemented, The Mills Law Firm and Smith, Katzenstein & Furlow LLP will be entitled to be reimbursed by the Partnership for the costs and expenses advanced by them in connection with the solicitation of proxies by or on behalf of Sutherland. Such costs and
expenses are estimated to be approximately $[    ] in the aggregate.

     The Mills Law Firm and Smith, Katzenstein & Furlow LLP intend to seek attorney's fees to compensate them for their efforts on behalf of limited partners as allowed under the law. Certain limited partners have signed contingency fee agreements with The Mills Law Firm. In addition, counsel who represent plaintiffs in derivative and class actions may petition the court for reasonable attorney's fees. The interest of The Mills Law Firm and Smith, Katzenstein & Furlow LLP in receiving attorney's fees as compensation for the benefits produced by their efforts on behalf of limited partners give The Mills Law Firm and Smith, Katzenstein & Furlow LLP an incentive to cause the return the limited partners receive for their investment in the Partnership to be increased as much as possible. The contingency fee agreements entered into with The Mills Law Firm by certain limited partners provide that the attorney's fees of The Mills Law Firm go up in proportion to the amount those limited partners receive in the liquidation of the Partnership. Similarly, in derivative and class actions, courts often, but not always, award attorney's fees in proportion to the benefit generated by the attorneys on behalf of the class or the investors in the corporation or partnership involved.

     The Mills Law Firm is located at 300 Drake's Landing, Suite 155, Greenbrae, California 94904. Their telephone number is (415) 464-4770.

SMITH, KATZENSTEIN & FURLOW LLP

     Smith, Katzenstein & Furlow LLP ("SKF"), attorneys at law, together with The Mills Law Firm, represent Sutherland in connection with the solicitation of proxies pursuant to this Proxy Statement. SKF owns no units in the Partnership, and other than as described herein, has no interest in the Partnership or in the Proposed Dissolution.

     SKF, together with The Mills Law Firm, represents certain limited partners in the Chancery Court litigation and the District Court litigation. See "Summary of Pending Litigation."

     SKF's interests in the Proposed Dissolution are similar to those of The Mills Law Firm, as described above.

     SKF is located at 800 Delaware Avenue, Suite 7000, Wilmington, Delaware 19801. Their telephone number is (302) 652-8400.


                    SUMMARY OF CERTAIN PENDING LITIGATION

DELAWARE COURT OF CHANCERY

     INITIAL PROCEEDINGS IN DELAWARE

     Dr. Dwight E. Wininger, a limited partner, commenced on February 11, 1997 a class and derivative action on behalf of limited partners against the general partner and the persons controlling the general partner (the "First Delaware Lawsuit"). He amended his complaint in the First Delaware Lawsuit on June 11, 1997, and again on October 3, 1997. Gary T. Charlebois, a limited partner, became the second named plaintiff in the First Delaware Lawsuit when the Delaware complaint was amended on October 3, 1997. On June 25, 1997, the defendants filed a motion to dismiss the First Delaware Lawsuit. That motion has not been decided.

     On September 24, 1997, the plaintiffs filed a motion for a preliminary injunction against a plan of withdrawal and dissolution proposed by the general partner (the "GP Plan"). On October 23, 1997, the Delaware Chancery Court granted the plaintiffs' motion for a preliminary injunction, and enjoined the defendants from implementing the GP Plan, finding that the plaintiffs in the First Delaware Lawsuit are probably correct that the GP Plan violates various provisions of the Partnership Agreement.

     The defendants appealed the preliminary injunction to the Delaware Supreme Court. On March 19, 1998, the Delaware Supreme Court affirmed the order of the Court of Chancery enjoining the GP Plan.

     Certain limited partners favoring the GP Plan moved to intervene in the First Delaware Lawsuit for the purpose of opposing the injunctive relief granted by the Court of Chancery. These limited partners also moved to disqualify The Mills Law Firm, one of the law firms representing Sutherland and plaintiffs Wininger and Charlebois. On April 27, 1998, the Chancery Court denied the motion to disqualify and granted the motion to intervene.

     CLAIMS ASSERTED AGAINST THE DEFENDANTS

     The central allegations of the plaintiffs in the First Delaware Lawsuit, which are denied by the defendants, are that:

     - The defendants have breached their fiduciary duties to the limited partners by failing to adequately market the Partnership's controlling interest in the Company as a block and to explore transactions which could realize a control premium for the Partnership, such as transactions involving a sale of the controlling interest to a single buyer.

     - The individual defendants -- Leonard Chill, Ralph Kenner, W. Wayne Freed, W. Gardner Wright, and Jon Beckman (collectively, "Management") -- have conflicts of interest. The members of Management own and control the general partner. Four of them also have executive positions with the Company which pay them substantial salaries, bonuses, and benefits, and the fifth receives $125,000 per year as a consultant to the Company. The First Delaware Lawsuit alleges that Management has incentives not to explore transactions which could involve a change of control of the Company and which could thereby realize a control premium for the Partnership, because such a transaction could cause the members of Management to lose their lucrative positions with the Company. The First Delaware Lawsuit also alleges that defendants Chill, Kenner, Freed, and Wright have fiduciary duties to the minority shareholders in the Company which actually or potentially conflict with their fiduciary duties to the limited partners.

     - The defendants breached their fiduciary duties to the limited partners by causing the Partnership to approve the granting of stock options to the members of Management and to other officers and directors of the Company at an exercise price of $10.72 per share. (On May 4, 1998, the Company's stock closed at $22.875 per share.)

     - The defendants breached their fiduciary duties to the limited partners by causing the Company to grant defendants Chill, Kenner, Freed, and Wright employment agreements with lucrative "golden parachute" provisions which would entitle the four men to receive lump sum payments in excess of twice their annual salaries should they be terminated in connection with a change of control of the Company.

     - The defendants breached their fiduciary duties to the limited partners by attempting to sell all the Partnership's stock in the Company in a public offering in August 1996 prior to the announcement of significantly increased Company earnings. (This proposal was abandoned after over ten percent in interest of the limited partners requested a Partnership meeting to vote on the proposal.)

     - The defendants breached their fiduciary duties to the limited partners by conducting a public offering in November 1996 of newly-issued Company stock at $13 per share, prior to the announcement of significantly increased Company earnings which caused the stock price to rise. (The First Delaware Lawsuit alleges that this public offering, because of its timing, unfairly diminished the value of the Partnership's stock in the Company.)

     RELIEF REQUESTED

     The principal remedies requested by the First Delaware Lawsuit are:

     -    Removal of the General Partner.

     -    Dissolution of the Partnership.

     - Appointment of a liquidating trustee charged with ensuring that the limited partners receive the highest possible return for their investment upon dissolution.

     - An order requiring the defendants to disgorge any profits they may receive through their stock options or the "golden parachute" provisions of their employment agreements.

     -    An injunction against the GP Plan.

     - A declaratory judgment stating, among other things, that the GP Plan would violate the partnership agreement and that the defendants' fiduciary duties require them to obtain the highest possible return for the limited partners in the liquidation of the Partnership.

     -    Compensatory damages.

     -    An award of costs of suit, including attorney's fees and expenses.

     ADDITIONAL LITIGATION IN DELAWARE

     On December 29, 1997, Dr. Wininger, one of the plaintiffs in the First Delaware Lawsuit, commenced a second derivative action on behalf of the Partnership in the Delaware Court of Chancery (the "Second Delaware Lawsuit") in which he seeks to invalidate stock options granted by the Company to current and former officers and directors of the Company.

UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA

     PROCEEDINGS IN CALIFORNIA

     Dr. Dwight E. Wininger, a limited partner, commenced on May 1, 1997, an action in the United States District Court for the Northern District of California (the "District Court") against the general partner and the persons controlling the general partner (the "California Lawsuit"). In its initial phase, the California Lawsuit alleged that the defendants violated the federal securities laws by advocating for the GP Plan, in advance of the dissemination of a proxy statement, in a letter dated March 21, 1997 and a press release dated June 9, 1997. On May 23, 1997, the plaintiff moved for a preliminary injunction to remedy these alleged violations.

     On August 4, 1997, the District Court issued an order which decided the May 23 motion for a preliminary injunction. The District Court ruled that the plaintiff demonstrated a likelihood of success on the merits on the California Lawsuit's claims that the defendants violated the federal securities laws in connection with their March 21 letter and their June 9 press release. The District Court's August 4 order stated that "Defendants made statements that are probably prohibited by SEC regulations." However, the District Court denied the May 23 motion for a preliminary injunction, ruling that the equities weighed against granting injunctive relief as of August 4.

     On August 19, 1997, the District Court appointed plaintiff Wininger as lead plaintiff and appointed The Mills Law Firm as class counsel, though the District Court stated that these appointments are subject to reconsideration at the time class certification is determined. On September 19, 1997, the lead plaintiff filed a motion for partial summary judgment that the defendants violated federal securities regulations in connection with their March 21 letter and their June 9 press release. This motion has been heard but has not yet been decided by the District Court.

     On October 1, 1997, the lead plaintiff filed a motion for a temporary restraining order and a preliminary injunction to prohibit the defendants from implementing the GP Plan, holding the special meeting at which the GP Plan was to be voted on, or continuing to solicit proxies for the GP Plan. On October 15, 1997, in the California Lawsuit, three limited partners, including Sutherland, with the aid of another law firm, filed a motion to intervene in the California Lawsuit and a motion for a temporary restraining order. The latter motion requested that the limited partners be given at least 120 days to call for a meeting of limited partners at which the GP Plan would have been required to receive, in order to be passed, approval by two-thirds in interest of the limited partners.

     On November 6, 1997, the District Court issued a temporary restraining order prohibiting the defendants from implementing the GP Plan, but did not enjoin the defendants from proceeding with the special meeting. The District Court's order stated that the District Court will consider whether to issue a preliminary injunction "if it becomes clear that the question is not moot, that is, the Court will consider whether to issue an injunction if the [GP] Plan is approved at the Special Meeting and the preliminary injunction issued by the Delaware Chancery Court is lifted."

     The District Court found that the lead plaintiff raised at least two serious questions. First, the District Court found that the lead plaintiff raised serious questions as to whether the defendants properly disclosed what the limited partners had to do in order to require the GP Plan to be approved by two-thirds in interest of the limited partners.

     Second, the District Court found that the lead plaintiff raised serious questions regarding whether the GP Plan is a "roll-up transaction" governed by the Limited Partnership Rollup Reform Act of 1993 ("the Rollup Reform Act"). The District Court noted that one of the requirements of the Rollup Reform Act is giving limited partners at least 60 days to vote on a proposed transaction, and that limited partners were given less than 60 days to decide how to vote on the GP Plan.

     In issuing a temporary restraining order, the District Court considered the papers filed by the three limited partners, including Sutherland, who moved to intervene in the California Lawsuit. On November 14, 1997, the parties stipulated that the lead plaintiff's complaint would be amended, effective as of December 5, 1997, to add claims relating to the GP Plan.

     Plaintiff's motion for a preliminary injunction was argued on January 9, 1998. This motion has not been decided. The temporary restraining order issued on November 6, 1997 remains in effect.

     Certain limited partners favoring the GP Plan moved to intervene in the California Lawsuit for the purposes of opposing injunctive relief against the GP Plan. These limited partners also moved to disqualify The Mills Law Firm, one of the law firms representing Sutherland and plaintiff Wininger, based on alleged conflicts of interest. The Mills Law Firm denies any wrongdoing. The motions to intervene and disqualify were argued on February 6, 1998. The District Court ruled that the group of pro-GP-Plan limited partners may intervene only for the limited purpose of expressing their views on class certification. At the same time, the District Court ruled that Sutherland may also intervene for the limited purpose of expressing her views on class certification. The District Court took the motion to disqualify under submission.

     Plaintiff moved for class certification on April 10, 1998. Plaintiff's motion for class certification is scheduled to be heard on June 19, 1998.

     CLAIMS ASSERTED AGAINST THE DEFENDANTS

     The central allegations of the plaintiff in the California Lawsuit, which are denied by the defendants, are as follows:

     - Because the GP Plan does not provide to limited partners dissenters' rights that are described in the Rollup Reform Act, major stock exchanges (such as the New York Stock Exchange and the American Stock Exchange) and the NASDAQ would be prohibited from listing or trading the Company's stock if the GP Plan were implemented.

     - Defendants failed to adequately disclose their conflicts of interest to the limited partners.

     - Defendants failed to disclose that the Partnership could receive a control premium by engaging in a transaction involving a sale or other block transfer of its controlling interest in the Company.

     - Defendants failed to adequately disclose that, under the GP Plan, the underwriters of the mandatory underwritten sale of withdrawn stock would have an option to purchase up to 450,000 shares of newly issued Company stock and sell these shares in the underwritten sale.

     - Defendants violated the Rollup Reform Act by not giving limited partners at least 60 days to vote on the GP Plan.

     - Defendants failed to disclose what the limited partners had to do in order to require the GP Plan to be approved by two-thirds in interest of the limited partners.

     - Defendants falsely or misleadingly represented that, upon the liquidation and termination of the Partnership, after the Priority Return is reached, the general partner would be entitled to 100% of the profits of the Partnership until the ratio of the aggregate capital accounts of all partners reached 30% for the general partner and 70% for the limited partners. (The California Lawsuit alleges that the general partner has no right to receive 100% of the profits of the Partnership at any time and only has the right to receive 30% of the profits of the Partnership after the Priority Return is reached.)

     - Defendants violated the federal securities laws by making numerous false and misleading statements and failing to disclose many material facts (in addition to the alleged misrepresentations and nondisclosures described above) in the proxy solicitations they sent to limited partners on or after September 19, 1997.

     - Defendants violated the federal securities laws by advocating in favor of the GP Plan, prior to disseminating a proxy statement, in their March 21 letter and their June 9 press release.

     RELIEF REQUESTED

     The main remedies requested by the California Lawsuit are:

     - An injunction against future violations of the securities laws by the defendants.

     - A declaratory judgment stating that the defendants have violated the federal securities laws.

     -    An injunction against the GP Plan.

     - A declaratory judgment stating that the GP Plan is a "roll-up transaction" within the meaning of the Rollup Reform Act and the regulations promulgated pursuant to that Act.

     -    Damages, as according to proof.

     -    An award of costs of suit, including attorney's fees and expenses.


                     FINANCIAL INFORMATION ABOUT THE PARTNERSHIP

     Since its inception in 1986, the Partnership has conducted no business other than owning and voting its shares of common stock of the Company. The general partner has stated that because the Partnership has no independent operations or assets other than its investment in the Company, the Partnership's financial statements are substantially identical to those of the Company, with the exception of the publicly-owned minority interest in the Company and a debt due to the Company for expenses of the Partnership paid by the Company on behalf of the Partnership. Sutherland believes that the amount of the partnership's indebtedness to the Company is at least $650,000, and that it may be substantially higher.

     The Partnership has furnished financial statements for the fiscal year ended September 30, 1997 in its annual report on Form 10-K and its quarterly report on Form 10-Q for the quarter ended December 31, 1997 filed with the Securities and Exchange Commission. Copies of the Partnership's annual report on Form 10-K and Form 10-Q are attached as Exhibits C and D to this Proxy Statement. SEE ALSO "Selected Financial Data Concerning the Partnership."

     Sutherland has no access to the financial records of the Partnership other than those made publicly available by the Partnership. Consequently, Sutherland makes no representation as to the accuracy of the financial information appearing in the Partnership's annual and quarterly reports attached as Exhibits C and D to this Proxy Statement.

                         WHERE YOU CAN FIND MORE INFORMATION

     The Partnership and the Company are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, the Partnership and the Company file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information may be electronically accessed at the Commission's site on the World Wide Web located at http://www.sec.gov. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.


                              /s/ Charlene E. Sutherland
                              --------------------------
                              Charlene E. Sutherland

                                    EXHIBIT A

                              PLAN OF DISSOLUTION

     For the purpose of dissolving and winding up and settling the affairs of Synthetics Industries, L.P. (the "Partnership"), a limited partnership organized and existing under the Delaware Revised Uniform Limited Partnership Act (the "Act") and pursuant to applicable provisions of the Act and the Partnership's Amended and Restated Limited Partnership Agreement dated as of November 11, 1986, including the Amendment to Amended and Restated Limited Partnership Agreement of Synthetic Industries L.P. dated as of November 11, 1986 (as so amended, the "Partnership Agreement"), a majority in interest of the limited partners of the Partnership adopt this Plan of Dissolution.

     1.   REMOVAL OF GENERAL PARTNER.

     Pursuant to Section 7(g)(i) of the Partnership Agreement, a majority in interest of limited partners having determined in their discretion that SI Management, L.P., the general partner of the Partnership, is not fully performing its powers, duties and obligations in the best interest of the Partnership and that it is otherwise in the best interest of the Partnership to do so, the general partner is hereby removed as general partner of the Partnership, such removal to be effective as of the Effective Date (as defined in Section 5). From and after the removal of the general partner, it shall cease to function as such.

     2.   DISSOLUTION.

     Pursuant to Section 11(a)(iii) of the Partnership Agreement, the Partnership shall, contingent upon the removal of the general partner, be dissolved, such dissolution to be effective as of the Effective Date.

     3.   APPOINTMENT OF LIQUIDATING TRUSTEE.

     Pursuant to Section 17-803(a) of the Act, and contingent upon the removal of the general partner, [name] is hereby appointed as, and shall be, the liquidating trustee (the "Trustee") to wind up the business and affairs of the Partnership. The appointment of the Trustee shall be effective upon the later to occur of the Trustee's written acceptance of appointment or the Effective Date. Pursuant to Section 17-803(b) of the Act, the Trustee shall have the power and authority to wind up the business and affairs of the Partnership, and may, in the name of, and for and on behalf of, the Partnership, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the Partnership's business, dispose of and convey the Partnership's property, discharge or make reasonable provision for the Partnership's liabilities, and in accordance with the provisions of the Partnership Agreement distribute to the partners of the Partnership any remaining assets of the Partnership. As provided in
Section 17-803(b) of the Act, neither the appointment of the Trustee by the limited partners, the acceptance by the Trustee of the appointment as liquidating trustee, the Trustee's status as liquidating trustee, nor the performance by the Trustee of the Trustee's duties and responsibilities in connection with winding up the business and affairs of the Partnership shall affect the limited liability of limited partners or impose the liability of a general partner on the Trustee.

     4.   DISPOSITION OF PARTNERSHIP ASSETS BY TRUSTEE.

     In connection with the winding up of the business and affairs of the Partnership, the Trustee is authorized to dispose of the assets of the Partnership in such manner and pursuant to such transaction or transactions or series of related transactions as the Trustee in the Trustee's discretion determines will result in the highest return to the Partnership and the partners that the Trustee determines to be reasonably attainable. The Trustee shall, and by the Trustee's acceptance of the Trustee's appointment as Trustee, the Trustee agrees to, take the following actions:

     (a) As soon as practicable following the Effective Date, the Trustee shall seek to dispose of the common stock of Synthetic Industries, Inc., a Delaware corporation (the "Company"), owned by the Partnership in a transaction or series of transactions (whether related or unrelated) that will in the Trustee's judgment result in the realization by the

Partnership of a premium over the market price of common stock of the Company (a "change of control transaction"). The Trustee is expressly authorized to exercise all voting rights of the stock of the Company held by the Partnership, and is further expressly authorized to hire, and shall hire, a qualified investment banking firm or similar financial institution or qualified business broker to assist the Trustee in identifying, structuring and consummating a change of control transaction.

     (b) As soon as practicable following the Effective Date, the Trustee shall take all action deemed by the Trustee to be reasonably necessary, appropriate or convenient for the purpose of enabling the Partnership to enter into one or more agreements providing for a change of control transaction.

     (c) If the Trustee enters into one or more agreements on behalf of the Partnership as contemplated by subsection (b) above, the Trustee shall take all action deemed by the Trustee to be reasonably necessary, appropriate or convenient for the purpose of causing the change of control transaction to be consummated as soon as reasonably practicable.

     (d) Any change of control transaction entered into by the Trustee on behalf of the Partnership, whether involving a sale of stock, exchange of stock, merger of the Partnership or the Company, or other transaction of a similar or different kind, shall provide that the consideration to be received by the Partnership in such transaction shall consist of cash, cash equivalents or marketable securities.

     (e) In the event that the Trustee determines in the exercise of the Trustee's good faith business judgment and after consultation with the investment banking firm or similar financial institution or business broker retained by the Trustee pursuant to Section 4(a) that a change of control transaction is not reasonably likely to be entered into or consummated, the Trustee shall liquidate such number of shares of common stock of the Company as may be necessary to discharge the obligations of the Partnership and distribute as soon as practicable the remaining shares of common stock of the Company pro rata to the partners as their interests may appear. In the event the Trustee so distributes the Company's stock, the Trustee shall include with such distribution a notice cautioning limited partners that if a substantial number of limited partners immediately sell substantial amounts of the stock received by them, this could cause a decline in the market price of the stock.

     (f) As soon as practicable following the removal of the general partner, the Trustee shall cause the Partnership to exercise its option to acquire the interest of the removed general partner pursuant to and in accordance with Section 7(g)(ii) of the Partnership Agreement unless the Trustee, based upon the written opinion of a qualified expert, determines that in the absence of the exercise of such option the amount distributable to the general partner in respect of the general partner's interest in the Partnership would be less than the sum of (i) the amount distributable to the general partner following the exercise of such option and (ii) the exercise price of the option.

     (g) In making any determination that it is reasonably likely that a change of control transaction will occur, that it is reasonably likely that the Trustee will be able to enter into one or more agreements relating to a change of control transaction or that there is a reasonable likelihood that a change of control transaction can be consummated, the Trustee may rely on the opinion, either oral or written, of any investment banking firm or similar financial institution or business broker retained by the Trustee pursuant to
Section 4(a).

     5.   EFFECTIVE DATE.

     This Plan of Dissolution shall become effective upon the approval of this Plan of Dissolution by limited partners holding a majority in interest of the Partnership's outstanding limited partnership interests (the "Effective Date"). The approval of a majority in interest of the limited partners may be given by written consent or by vote at a meeting of limited partners.

     6.   TIME FOR WINDING UP.

     The limited partners and the Trustee recognize that, although the Trustee will endeavor to identify, negotiate, enter into, and cause to be consummated a change of control transaction as soon as reasonably practicable, the time within which a change of control transaction can be effected, or a determination made that such a transaction is not reasonably likely to occur, cannot be predicted in light of possible changes in the economy in general or in the industry in which the Company engages, delays caused by litigation challenging the plan of dissolution or any change of control transaction, and other circumstances not within the control of the Trustee. Accordingly, the Trustee shall be obligated only to wind up the business and affairs of the Partnership within such period of time as the Trustee may in the exercise of the Trustee's business judgment determine is in the best interests of the Partnership and its partners as a whole.

     7.   COMPENSATION OF TRUSTEE.

     The Trustee shall be compensated out of the assets of the Partnership on an hourly basis at the rate of $[amount] per hour. In addition, the Trustee shall be reimbursed out of the assets of the Partnership for all expenses incurred by the Trustee in the performance of the Trustee's duties or incurred on behalf of the Partnership in connection with any change of control transaction or other liquidation of Partnership assets. The Trustee shall look only to the assets of the Partnership for payment of the Trustee's compensation and for reimbursement of expenses. No partner shall have any personal liability for any compensation due to the Trustee or for any expenses for which the Trustee is entitled to be reimbursed.

     8.   INDEMNIFICATION OF TRUSTEE.

     The Trustee shall not be liable to the Partnership or any general partner, removed general partner or limited partner except for acts or omissions constituting gross negligence or willful misconduct. The Trustee shall be entitled to be indemnified out of the property of the Partnership to the fullest extent that a director of a corporation may be indemnified under
Section 145 of the General Corporation Law of the State of Delaware. The right to be indemnified shall include the right to payment of all litigation expenses, including attorney's fees and expenses, in advance of the final disposition of any action, suit or proceeding, provided that the Trustee first executes and delivers to the Partnership an undertaking to repay such advances in the event that it is ultimately determined that the Trustee is not entitled to be indemnified as authorized by this Section 8.

     9.   REIMBURSEMENT OF PROXY SOLICITATION EXPENSES

     If this Plan of Dissolution becomes effective, the Partnership shall reimburse whatever party or parties incur the costs connected with soliciting proxies for the Plan of Dissolution for such costs and expenses.

                                    EXHIBIT B

                                OPINION OF COUNSEL

                            [To be filed by amendment]

                                   EXHIBIT C

     [Form 10-K for Synthetic Industries, L.P. for the fiscal year ending on
                                September 30, 1997.]

                           [Filed on December 29, 1997.]

                                    EXHIBIT D

        [Form 10-Q For Synthetic Industries, L.P. for the quarter ending on
                               December 31, 1997. ]

                          [Filed on February 11, 1998.]

                                        PROXY

                                CHARLENE E. SUTHERLAND
                              4512 Bird of Paradise Lane
                                 La Mesa, CA  91941
                               e-mail:  char@adnc.com

THIS PROXY IS BEING SOLICITED BY CHARLENE E. SUTHERLAND, A LIMITED PARTNER IN SYNTHETIC INDUSTRIES, L.P., A DELAWARE LIMITED PARTNERSHIP (THE "PARTNERSHIP"). THIS PROXY IS NOT BEING SOLICITED BY THE GENERAL PARTNER OF THE PARTNERSHIP.

The undersigned hereby appoints Charlene E. Sutherland ("Sutherland") as proxy, with full power of substitution and resubstitution, and hereby authorizes Sutherland to represent and to express written consent by the undersigned, as designated below, with respect to the Proposed Dissolution. In the event that a meeting of limited partners of the Partnership is called for the purpose of voting on the Proposed Dissolution, this Proxy also appoints and authorizes Sutherland to represent and to vote, as designated below, at any such meeting. Capitalized terms used but not defined in this Proxy have the meanings given to them in the Proxy Statement to which this Proxy relates.

YOU MAY AUTHORIZE SUTHERLAND TO EXPRESS YOUR WRITTEN CONSENT TO OR AGAINST, OR TO VOTE IN FAVOR OF OR AGAINST, OR ABSTAIN FROM CONSENTING OR VOTING, WITH RESPECT TO THE PROPOSED DISSOLUTION AND EACH OF THE PROPOSALS COMPRISING THE PROPOSED DISSOLUTION. HOWEVER, THE ADOPTION OF EACH OF THE PROPOSALS COMPRISING THE PROPOSED DISSOLUTION IS CONDITIONED ON THE ADOPTION OF ALL OF THE PROPOSALS COMPRISING THE PROPOSED DISSOLUTION.

IN ORDER TO BE ADOPTED, ALL OF THE PROPOSALS COMPRISING THE PROPOSED DISSOLUTION MUST RECEIVE THE APPROVAL OF LIMITED PARTNERS HOLDING IN EXCESS OF 50% OF THE PARTNERSHIP'S OUTSTANDING UNITS OF LIMITED PARTNERSHIP INTEREST.

PLEASE MARK (a), (b), OR (c) UNDER SECTION (1) BELOW TO VOTE ON THE
PROPOSED DISSOLUTION AS A WHOLE. IF YOU WISH TO VOTE SEPARATELY ON THE SIX INDIVIDUAL PROPOSALS COMPRISING THE PROPOSED DISSOLUTION, YOU MAY DO SO UNDER SECTION (2) BELOW.

1.   PROPOSAL TO APPROVE THE PROPOSED DISSOLUTION

     (By marking (a) or (b) below, you can vote to collectively adopt or reject the six individual proposals comprising the Proposed Dissolution.)

          a.   / / FOR approval of all of the Proposed Dissolution
          b.   / / AGAINST approval of all of the Proposed Dissolution
          c. / / ABSTAIN from voting on the Proposed Dissolution or any part of the Proposed Dissolution

2.   INDIVIDUAL PROPOSALS COMPRISING THE PROPOSED DISSOLUTION

     PLEASE LEAVE THIS SECTION BLANK IF YOU MARK (A), (B), OR (C) IN SECTION (1) ABOVE. If you do not mark (a), (b), or (c) in section (1) above, you can vote separately on each of the six proposals comprising the Proposed Dissolution by marking the appropriate boxes below. PLEASE NOTE THAT NONE OF THE FOLLOWING PROPOSALS CAN BE ADOPTED ON ITS OWN. THE ADOPTION OF ANY OF THE PROPOSALS SET FORTH IN THIS SECTION (2) IS CONDITIONED ON THE ADOPTION OF ALL OF THE OTHER PROPOSALS SET FORTH IN THIS SECTION (2).

     i. Removal of S.I. Management, L.P. as the sole general partner of the Partnership.

          / / FOR
          / / AGAINST
          / / ABSTAIN

     ii.  Dissolution of the Partnership.

          / / FOR
          / / AGAINST
          / / ABSTAIN

     iii. Election of [name] as Liquidating Trustee.

          / / FOR
          / / AGAINST
          / / ABSTAIN

     iv.  Approval of the Plan of Dissolution (Exhibit A to the Proxy
Statement).

          / / FOR
          / / AGAINST
          / / ABSTAIN

     v. Selection of [name] as counsel for purposes of the legal opinion required by Section 12(d) of the Partnership Agreement.

          / / FOR
          / / AGAINST
          / / ABSTAIN

     vi.  Approval of the opinion of [name] (Exhibit B to the Proxy Statement).

          / / FOR
          / / AGAINST
          / / ABSTAIN

This Proxy, when properly executed and duly returned, will be used to execute a written consent of limited partners or, if applicable, voted, in the manner directed above by the undersigned limited partner.

IF NO DIRECTION IS MADE ON THIS PROXY, THIS PROXY WILL AUTHORIZE EXECUTION OF A WRITTEN CONSENT FOR ALL OF THE PROPOSED DISSOLUTION OR, IF VOTED AT A MEETING, WILL BE VOTED FOR ALL OF THE PROPOSED DISSOLUTION.



DATED: _________________      __________________________________
                              Signature
                              Name:
                              Title:



                              __________________________________
                              Signature (if held jointly)
                              Name:
                              Title:

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE LABEL AFFIXED TO THIS PROXY. WHEN UNITS ARE HELD BY JOINT TENANTS, PLEASE MAKE

SURE THAT THE PROXY IS SIGNED BY ALL THE JOINT TENANTS. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE OF SUCH. IF A CORPORATION, PLEASE SIGN BY NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Any limited partner desiring to return this proxy should deliver it to the Solicitation Agent at the following address:

          IF BY HAND:                   IF BY MAIL:

          [address]                     [address]

If you have any questions, please call the Solicitation Agent at [telephone number].

                                     INSTRUCTIONS

     1. SIGNATURES OF REGISTERED HOLDERS. In order to be valid, each proxy must be signed by the registered Limited Partner or Limited Partners. The signature must correspond exactly with the name(s) as written on the label affixed to the proxy representing the Units without alteration. If Units are owned of record by two or more joint owners, all such owners must sign a single proxy in respect of such Units. If Units are registered in different names, it will be necessary to complete, sign and submit as many separate proxies as there are different registrations.

     If a proxy is to be signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing.

     2. DELIVERY. Delivery of a proxy to an address other than the address set forth on the proxy does not constitute a valid delivery. If a partnership meeting is called to vote on the Proposed Dissolution, only proxies received at such address on or prior to the meeting date will be valid. The method of delivery of a proxy is at the option and risk of the tendering limited partner. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to insure timely delivery.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance or additional copies of the Proxy Statement or the proxy may be directed to [name, address and telephone number of Solicitation Agent].